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                                                    EXHIBIT 2A
                                                      FINAL
                                                     082196:7



                           ASSET ACQUISITION AGREEMENT


PARTIES:                   CHECKFREE CORPORATION
                           a Delaware corporation ("CheckFree")
                           8275 North High Street
                           Columbus, Ohio 43235

                           SERVANTIS SYSTEMS HOLDINGS, INC.
                           a Delaware corporation ("Holdings")
                           4411 East Jones Bridge Road
                           Norcross, GA 30092

                           SERVANTIS SYSTEMS, INC.
                           a Georgia corporation ("Systems")
                           4411 East Jones Bridge Road
                           Norcross, GA 30092

                           SERVANTIS SERVICES, INC.
                           a Georgia corporation ("Services")
                           4411 East Jones Bridge Road
                           Norcross, GA 30092

                           SUNGARD SHAREHOLDER SYSTEMS INC.
                           a Delaware corporation ("SSS")
                           951 Mariners Island Boulevard
                           San Mateo, CA 94404

                           SUNGARD SSI INC.
                           a Delaware corporation ("Buyer")
                           103 Springer Building, 3411 Silverside Road
                           Wilmington, DE 19810

DATE:                      August 21, 1996

BACKGROUND: Systems and Services (each, a "Seller" and collectively, the "Sellers") are in the business of designing, developing, selling, licensing and maintaining a variety of proprietary software systems and products, including securities recordkeeping and transfer agent systems, to publicly held corporations, utilities and transfer agents (the "Securities Products Business"). Holdings is a wholly owned subsidiary of CheckFree, Systems is a wholly owned subsidiary of Holdings and Services is a wholly owned subsidiary of Systems (CheckFree, Holdings, Systems and Services are sometimes collectively referred to herein as the "Selling Companies"). Buyer is a wholly owned subsidiary of SSS (Buyer and SSS are sometimes collectively referred to herein as the "Buying Companies"). The parties desire that Sellers sell and Buyer buys substantially all of the business and assets of the Securities Products Business (the "Securities Products Business and Assets"), all on and subject to the terms and conditions of this Agreement.

            INTENDING TO BE LEGALLY BOUND, in consideration of the mutual agreements contained herein, and subject to the satisfaction of the terms and conditions set forth herein, the parties agree as follows:


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1.          DEFINED TERMS Certain defined terms used in this Agreement and not specifically defined in context are defined in this Section 1, as follows:

            1.1. "ACCOUNTS RECEIVABLE" means (a) any right to payment for goods sold, leased or licensed or for services rendered, whether or not it has been earned by performance, whether billed or unbilled, and whether or not it is evidenced by any Contract (as defined in Section 1.5); (b) any note receivable; or (c) any other receivable or right to payment of any nature.

            1.2. "ASSET" means any real, personal, mixed, tangible or intangible property of any nature, including, but not limited to, Cash Assets (as defined in Section 1.3), prepayments, deposits, escrows, Accounts Receivable (as defined in Section 1.1), Tangible Property (as defined in Section 1.23), Real Property (as defined in Section 1.21), Software (as defined in Section 1.22), Contract Rights (as defined in Section 1.6), Intangibles (as defined in Section 1.12) and goodwill, and claims, causes of action and other legal rights and remedies.

            1.3. "CASH ASSET" means any cash on hand, cash in bank or other accounts, marketable securities, and other cash-equivalent liquid assets of any nature.

            1.4. "CONSENT" means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person (as defined in Section 1.19), which is necessary in order to take a specified action or actions in a specified manner and/or to achieve a specified result.

            1.5. "CONTRACT" means any written or oral contract, agreement, instrument, order, arrangement, commitment or understanding of any nature, including, but not limited to, sales orders, purchase orders, leases, subleases, data processing agreements, maintenance agreements, license agreements, sublicense agreements, loan agreements, promissory notes, security agreements, pledge agreements, deeds, mortgages, guaranties, indemnities, warranties, employment agreements, consulting agreements, sales representative agreements, joint venture agreements, buy-sell agreements, options or warrants.

            1.6. "CONTRACT RIGHT" means any right, power or remedy of any nature under any Contract (as defined in Section 1.5) including, but not limited to, rights to receive property or services or otherwise derive benefits from the payment, satisfaction or performance of another party's Obligations (as defined in Section 1.17), rights to demand that another party accept property or services or take any other actions, and rights to pursue or exercise remedies or options.

            1.7. "EMPLOYEE BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other plan, program, policy or arrangement for or regarding bonuses, commissions, incentive compensation, severance, vacation, deferred compensation, pensions, profit sharing, retirement, payroll savings, stock options, stock purchases, stock awards, stock ownership, phantom stock, stock appreciation rights, medical/dental expense payment or reimbursement, disability income or protection, sick pay, group insurance, self insurance, death benefits, employee welfare or fringe benefits of any nature; but not including employment Contracts with individual employees.




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            1.8. "ENCUMBRANCE" means any lien, security interest, pledge, mortgage, easement, covenant, restriction, reservation, conditional sale, prior assignment, or other encumbrance, claim, burden or charge of any nature.

            1.9. "GAAP" means generally accepted accounting principles under United States accounting rules and regulations, consistently applied, provided that, in cases where such generally accepted accounting principles permit the use of two or more accounting policies ("Accepted Policies") yielding different results, the following Accepted Policy shall be used, regardless of materiality:
(a) the historical Accepted Policy used by Sellers, if one is applicable; (b) if none of the historical Accepted Policies used by Sellers is applicable, the historical Accepted Policy used by Buyer's ultimate parent, if one is applicable; or (c) if none of the historical Accepted Policies used by Sellers or by Buyer's ultimate parent is applicable, the preferred Accepted Policy under United States accounting rules and regulations. In no event shall the consistent application of the historical accounting policies used by Sellers have priority over GAAP, regardless of materiality.

            1.10. "HAZARDOUS SUBSTANCES" means any substance, waste, contaminant, pollutant or material that has been determined by any United States federal government authority, or any state or local government authority having jurisdiction over any Sellers' Real Property, to be capable of posing a risk of injury or damage to health, safety, property or the environment, including, but not limited to, (a) all substances, wastes, contaminants, pollutants and materials defined or designated as hazardous, dangerous or toxic pursuant to any Law of any state in which any of Sellers' leased or owned Real Property is located or any United States Law, and (b) asbestos, polychlorinated biphenyls ("PCBs") and petroleum.

            1.11. "INSURANCE POLICY" means any public liability, product liability, general liability, comprehensive, property damage, vehicle, life, hospital, medical, dental, disability, worker's compensation, key man, fidelity bond, theft, forgery, errors and omissions, directors' and officers' liability, or other insurance policy of any nature.

            1.12. "INTANGIBLE" means any name, corporate name, fictitious name, trademark, trademark application, service mark, service mark application, trade name, brand name, product name, slogan, trade secret, know-how, patent, patent application, copyright, copyright application, design, logo, formula, invention, product right or other intangible asset of any nature, whether in use, under development or design, or inactive.

            1.13. "JUDGMENT" means any order, writ, injunction, citation, award, decree or other judgment of any nature of any foreign, federal, state or local court, governmental body, administrative agency, regulatory authority or arbitration tribunal.

            1.14. "KNOWLEDGE" with reference to the phrases "to Selling Companies' Knowledge" or "to the best of Selling Companies' Knowledge" or similar phrases means that none of the officers or directors of any of the Selling Companies have any actual knowledge, actual belief or implied knowledge that the statement made is incorrect. For this purpose, "implied knowledge" means all information available in the books, records and files of any of the Selling Companies and all information that any of the officers or directors of any of the Selling Companies reasonably should have known in the course of operating and managing the business and affairs



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of the Securities Products Business assuming that the business and affairs of the Securities Products Business have been operated and managed in accordance with prudent and customary business practices.

            1.15. "LAW" means any provision of any foreign, federal, state or local law, statute, ordinance, charter, constitution, treaty, rule or regulation.

            1.16. "MATERIAL ADVERSE EFFECT" means any adverse effect on (a) the financial condition, financial performance or business prospects of the Securities Products Business, or (b) any of the Specified Assets or Specified Liabilities of the Securities Products Business, or (c) the ownership and worldwide marketing and licensing rights held by Sellers with respect to any proprietary Software used in or for the Securities Products Business, or (d) any of the Assets of third parties which are used in the Securities Products Business and are not readily replaceable; which adverse effect is or will be material, under either GAAP or applicable legal principles, to the Securities Products Business (as defined under the "Background Section" on page one) or the Specified Assets (as defined in Section 2.1.1).

            1.17. "OBLIGATION" means any debt, liability or obligation of any nature, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or otherwise.

            1.18. "PERMIT" means any license, permit, approval, waiver, order, authorization, right or privilege of any nature, granted, issued, approved or allowed by any foreign, federal, state or local governmental body, administrative agency or regulatory authority.

            1.19. "PERSON" means any individual, sole proprietorship, joint venture, partnership, corporation, association, cooperative, trust, estate, governmental body, administrative agency, regulatory authority or other entity of any nature.

            1.20. "PROCEEDING" means any demand, claim, suit, action, litigation, investigation, arbitration, administrative hearing or other proceeding of any nature.

            1.21. "REAL PROPERTY" means any real estate, land, building, condominium, town house, structure or other real property of any nature, all shares of stock or other ownership interests in cooperative or condominium associations or other forms of ownership interest through which interests in real estate may be held, and all appurtenant and ancillary rights thereto, including, but not limited to, easements, covenants, water rights, sewer rights and utility rights.

            1.22. "SOFTWARE" means any computer program, operating system, applications system, firmware or software of any nature, whether operational, under development or inactive, including all object code, source code, technical manuals, user manuals and other documentation therefor, whether in machine-readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.




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            1.23. "TANGIBLE PROPERTY" means any furniture, fixtures, leasehold improvements, vehicles, office equipment, computer equipment, other equipment, machinery, tools, forms, supplies or other tangible personal property of any nature.

            1.24. "TAX" means (a) any foreign, federal, state or local income, earnings, profits, gross receipts, franchise, capital stock, net worth, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, payroll, withholding, unemployment compensation, social security or other tax of any nature; (b) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, sewer rent or other fee or charge of any nature; or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.

2.          THE TRANSACTION

            2.1. SALE AND PURCHASE OF SPECIFIED ASSETS. On the Closing Date (as defined in Section 10.1), effective to the fullest extent possible at 5:00 p.m. EDT on the Effective Date (as defined in Section 10.1), and subject to the other terms and conditions of this Agreement, the Sellers shall sell, transfer, assign and convey to Buyer, and Buyer shall purchase, all right, title and interest in and to all of the Specified Assets (as defined in Section 2.1.1), and Sellers shall assign to Buyer, and Buyer shall assume, the Specified Liabilities of Sellers (as defined in Section 2.1.2).

            2.1.1 SPECIFIED ASSETS OF SELLERS. The "Specified Assets of Sellers" means all Assets (as defined in Section 1.2) used in or for the Securities Products Business as of the Effective Date, wherever located and whether or not reflected on any Seller's books and records, including, but not limited to, the following Assets, and excluding the Assets specifically excepted below:

                                   (A) All of each Seller's Accounts Receivable
(as defined in Section 1.1) and other current assets arising in connection with or relating to the Securities Products Business and listed on Schedule including, but not limited to, prepaid expenses, security deposits, rent escrows, and other prepayments, deposits and escrows, but EXCLUDING Cash Assets (as defined in Section 1.3).

                                   (B) All of each Seller's Tangible Property
(as defined in Section 1.23), Software (as defined in Section 1.22) and Intangibles (as defined in Section 1.12) used in or for the Securities Products Business and listed on Schedule but excluding the main-frame data processing equipment and the related operating systems software used to supply data processing services to Sellers' businesses in addition to the Securities Products Business.

                                   (C) All of each Seller's Contract Rights (as
defined in Section 1.6) under the Specified Contracts (as defined in Section 4.13), but EXCLUDING Contract Rights under (1) this Agreement and any other Contracts entered into by Sellers with Buyer in connection with the transactions contemplated by this Agreement; (2) Contracts that constitute or evidence Employee Benefit Plans (as defined in Section 1.7) of any Seller; (3) all Contracts relating to the acquisition of the Securities Products Business or any of the predecessors of the Securities Products Business, provided that the Specified Assets shall include the rights of each



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Seller with respect to all noncompetition, nondisclosure and other restrictive covenants made for the benefit of any Seller or its affiliates in any such Contract; and (4) all Contract Rights under any Specified Contracts requiring a material Consent that is not obtained on or before the Closing Date ("Non-Assigned Contracts"), provided that the Specified Assets shall include the rights of each Seller with respect to all noncompetition, nondisclosure and other restrictive covenants made for the benefit of such Seller or its affiliates (or any of their respective predecessors) in any such Contract; and provided further that, once such material Consent is obtained, the Contract Rights under such Specified Contract shall be deemed, automatically and without further action by the parties, to be included in the Specified Assets as of the date such material Consent is delivered to Buyer.

                                   (D) All of each Seller's Contract Rights (as
defined in Section 1.6) under any noncompetition, nondisclosure or other restrictive covenant made for the benefit of such Seller or its affiliates (or any of their respective predecessors) in any Contract with current or former employees of the Securities Products Business, regardless of whether any such current employee accepts Buyer's offer pursuant to Section 2.3.

                                   (E) All transferable rights under all Permits
(as defined in Section 1.18) granted or issued to each Seller or otherwise held by each Seller relating to or for the benefit of the Securities Products Business.

                                   (F) All of each Seller's rights with respect
to advertisements used in the Securities Products Business, and all of each Seller's goodwill relating to or arising in connection with the Securities Products Business.

                                   (G) All of each Seller's customer lists,
prospect lists, supplier lists, data bases, computer media, sales and marketing materials, invoices, correspondence, files, books and records relating to or arising in connection with the Securities Products Business, but EXCLUDING (1) each Seller's corporate minute books and stock books; and (2) each Seller's files, books and records relating exclusively to such Seller's Assets not included in the Specified Assets or to such Seller's liabilities not included in the Specified Liabilities.

                                   (H) All of each Seller's claims, causes of
action and other legal rights and remedies, whether or not known as of the Effective Date, relating to such Seller's ownership of the Specified Assets and/or the operation of the Securities Products Business, but EXCLUDING causes of action and other legal rights and remedies of Sellers (1) against the Buying Companies with respect to the transactions contemplated by this Agreement; or
(2) relating exclusively to such Seller's Assets not included in the Specified Assets or to such Seller's liabilities not included in the Specified Liabilities.

                       2.1.2 SPECIFIED LIABILITIES OF SELLERS. The "Specified Liabilities of Sellers" means the following specifically described liabilities of Sellers as of the Effective Date incurred or arising in connection with the Securities Products Business:

                                   (A) The current liabilities of each Seller
incurred or arising in connection with the Securities Products Business which shall be clearly reflected on the Closing Balance Sheet (as defined in, and to be prepared in accordance with, Section 3.2), but only to



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the extent that the incurrence or existence of any such liability does not constitute a breach or failure of, or a default under, any representation, warranty, covenant or other provision of this Agreement (including, but not limited to, those of Section 4.8 and Section 6.2). Notwithstanding the foregoing, the Specified Liabilities shall not include (1) any liabilities for any Taxes; (2) any long-term debt; (3) any notes payable; (4) any liabilities for overdrafts or any other liabilities with respect to bank accounts; (5) any intercompany payables or any guarantees of indebtedness of any of the Selling Companies or any subsidiary or affiliate; or (6) any Obligation pertaining to any of each Seller's owned or leased Real Property (as defined in Section 1.21).

                                   (B) The liabilities of each Seller under
those Specified Contracts (as defined in Section 4.13) to which such Seller is a party, provided that the incurrence or existence of any such liability or Contract does not constitute a breach or failure of, or a default under, any representation, warranty, covenant or other provision of this Agreement (including but not limited to, those of Section 4.8), but only to the extent that such liabilities arise in the ordinary course of performing such Specified Contracts, in accordance with their respective terms, after the Effective Date and are not due to any breach or default by any of the Selling Companies under any such Specified Contract. Notwithstanding the foregoing, the Specified Liabilities of Sellers shall not include the liabilities of the Selling Companies under (1) this Agreement or any other Contracts entered into by the Selling Companies with the Buying Companies in connection with the transactions contemplated by this Agreement; (2) any Contracts that constitute or evidence Employee Benefit Plans of any of the Selling Companies; and (3) any Contracts relating to the formation or acquisition of any Seller or any of the predecessors of the Securities Products Business.

                                   (C) The liabilities of each Seller under
Contracts relating to the Securities Products Business entered into in the ordinary course of business consistent with past practices between the date of this Agreement and the Effective Date, provided that the incurrence or existence of any such liability or Contract does not constitute a breach or failure of, or a default under, any representation, warranty, covenant or other provision of this Agreement (including, but not limited to, those of Section 4.13 and Section 6.2), but only to the extent that such liabilities arise after the Effective Date under the terms of such Contracts and are not due to any breach or default by any of the Selling Companies under any such Contract.

            2.2. NO OTHER LIABILITIES. Notwithstanding any other provisions of this Agreement, Buyer shall not purchase the Specified Assets subject to, and Buyer shall not in any manner assume or be liable or responsible for any Obligations (as defined in Section 1.17) of any Seller other than the Specified Liabilities, and all Obligations of each Seller other than the Specified Liabilities shall remain the sole responsibility of such Seller. Without limiting the generality of the foregoing, and in addition to the liabilities excluded from the Specified Liabilities under Section 2.1.2, Buyer shall not in any manner assume or be liable or responsible for any of the following Obligations of any Seller, whether or not reflected on the Closing Balance
Sheet:

                       2.2.1 AFFILIATES. Any Obligation to any of the Selling Companies or any current or former shareholder, partner, director or controlling Person (as defined in Section 1.19) of any of the Selling Companies, or to any other Person affiliated with any of the Selling Companies, or their respective affiliates and predecessors.




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                       2.2.2 TAXES. Any Obligation for any Tax, including but
not limited to, (a) any Tax payable by any of the Selling Companies with respect to their business operations, including without limitation, the Securities Products Business; (b) any Tax payable by any of the Selling Companies with respect to the ownership, possession, purchase, lease, sale, disposition or use of any Assets at any time, including without limitation, the Specified Assets;
(c) any Tax resulting from the sale of the Specified Assets to Buyer or otherwise resulting from the transactions contemplated by this Agreement; and
(d) any Obligation for any Tax of any Person under Treasury Regulation Section
1.1502.6 (or any similar provisions of Law), as a transferee or successor, by Contract or otherwise.

                       2.2.3 POST-CLOSING. Any Obligation that is incurred or arises after the Effective Date, or that relates to any Proceeding (as defined in Section 1.20) or other event that occurs or circumstances that exist after the Effective Date.

                       2.2.4 TRANSACTION RELATED. Any Obligation that was or is incurred in connection with the negotiation, execution or performance of this Agreement and any other Contracts entered into between or among Buying Companies and the Selling Companies, or among the Buying Companies, Selling Companies and other parties, in connection with the transactions contemplated by this Agreement.

                       2.2.5 DEFAULTS. Any Obligation, the incurrence or existence of which constitutes or will constitute a breach or failure of, or a default under, any representation, warranty, covenant or other provision of this Agreement, including, but not limited to, any Obligation, whether or not known to the Selling Companies, that has not been disclosed to the Buying Companies in writing in this Agreement or the Schedules and Exhibits hereto.

                       2.2.6 EMPLOYEES. Any Obligation to any or all employees of Sellers, including, but not limited to, Obligations under any Seller's payroll savings, profit sharing and/or other retirement plans ("Sellers' Retirement Plans"), Obligations under Insurance Policies that constitute group medical, dental, hospitalization, health, disability and related Employee Benefit Plans of any Seller ("Sellers' Group Insurance Plans"), and Obligations for severance pay and other termination benefits.

                       2.2.7 INFRINGEMENT. Any Obligation arising in connection with or related to any Seller's infringement or alleged infringement of any Software or Intangible of any Person.

                       2.2.8 ENCUMBRANCES. Any Encumbrance on or affecting any Seller's Assets including, without limitation, the Specified Assets.

            2.3. SELLERS' EMPLOYEES. Subject to the condition that the Closing hereunder occurs, Buyer shall offer to employ, as of the Effective Date, the employees of Sellers engaged in the Securities Products Business listed on
Schedule 4.14A. Such employment will be on an "at will" basis for salaries or wages comparable to their current salaries or wages and (to the extent possible) with vacation and severance benefits, if any, comparable to those provided by Buyer to employees at comparable levels and with comparable responsibilities, based on the date each such employee, respectively, was first employed by the Securities Products Business or its predecessors. Buyer does not assume, and Selling Companies shall be fully responsible



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for the payment of, any severance or other benefits related to or payable upon the termination of any of Sellers' employees, including, without limitation, any employees offered employment by Buyer who fail to accept such employment offer. Each Seller shall cooperate with Buyer's efforts to employ and retain any such employees. Within at least thirty (30) days of the Closing Date, each Seller shall provide to Buyer accurate and complete copies of the personnel records of such Seller's employees engaged in the Securities Products Business. Sellers shall be responsible for compliance with all Laws related to the termination by Sellers of Sellers' employees.

            2.4. GUARANTEE. Simultaneously with the execution of this Agreement, Buying Companies have delivered to Selling Companies the Guarantee of SunGard Data Systems Inc. ("SunGard"), the parent company of Buying Companies, in form acceptable to Selling Companies ("Guarantee").

3.          PURCHASE PRICE AND CLOSING FINANCIAL STATEMENTS

            3.1. PURCHASE PRICE AND ALLOCATION. The total purchase price for the Specified Assets ("Purchase Price") shall consist of: (a) subject to the adjustments described in Sections 3.3, a cash payment ("Closing Payment") in the amount of Nineteen Million Dollars ($19,000,000) payable at Closing by Buyer to Seller; (b) a cash payment ("Holdback") in the amount of One Million Dollars ($1,000,000) payable in accordance with Section 3.4; and (c) the assumption of the Specified Liabilities by Buyer in accordance with Section 2.1. The Purchase Price shall be paid to the Sellers, and allocated among the Specified Assets, Specified Liabilities and the noncompetition covenants set forth in Section 12.3, in the amounts set forth on Exhibit 3.1.

            3.2. CLOSING BALANCE SHEET. The Selling Companies shall prepare or cause to be prepared a balance sheet of the Securities Products Business as of the Effective Date ("Closing Balance Sheet") in accordance with GAAP (as defined in Section 1.9) which shall fairly present the financial condition of the Securities Products Business as of the Effective Date and which shall be consistent with the presentation of the balance sheet contained in the Unaudited Financial Statements set forth in Schedule 4.5. [The Selling Companies shall deliver the Closing Balance Sheet to SSS within sixty (60) days after the Effective Date.] On or before the date that the Selling Companies deliver the Closing Balance Sheet to SSS, the Selling Companies shall deliver to SSS detailed lists ("Closing Balance Sheet Lists") of all of the Assets (as defined in Section 1.2) and Obligations (as defined in Section 1.17) of Sellers reflected on the Closing Balance Sheet (including fully depreciated and fully amortized Assets, and the related, accumulated depreciation and amortization), by balance sheet account, and with aggregate net balances equal to the balances on the Closing Balance Sheet. The Closing Balance Sheet Lists shall include, but not necessarily be limited to, lists of (a) Accounts Receivable (as defined in Section 1.1), showing customer names, individual invoice dates, individual invoice amounts and allowances for doubtful accounts, or, in the case of earned but not billed receivables, customer names and individual dates on which the receivables (other than receivables based on consulting services) are billable ("Receivables Lists"); (b) other current assets, itemized by category and with appropriate explanation; (c) Tangible Property (as defined in Section 1.23), grouped as to type, showing cost, accumulated depreciation and net book value;
(d) Software (as defined in Section 1.22) and Intangibles (as defined in Section 1.12), showing cost or amount capitalized, accumulated amortization and net book value; (e) accounts payable, itemized by payee;



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(f) accrued expenses and reserves, itemized by category and with appropriate explanation; (g) deferred revenues, itemized by customer and, in the case of deferred revenue arising from maintenance agreements, by dates by which revenue will be recognized; and (h) other current and long-term liabilities, itemized by payee. The Closing Financial Statements shall be accompanied by a certificate ("CFO Certificate") signed by the Chief Financial Officer or Chief Accounting Officer of each of the Selling Companies in which they represent and warrant to the Buying Companies that (v) the Closing Balance Sheet was prepared in accordance with GAAP and fairly presents the financial condition of the Securities Products Business as of the Effective Date; (w) the Closing Balance Sheet Lists are accurate and complete; (x) no Seller had any Obligations incurred or arising in connection with the Securities Products Business as of the Effective Date other than the Obligations reflected on the Closing Balance Sheet and Obligations under Contracts listed or not required to be listed on Schedule that were not, as of the Effective Date, required by GAAP to be reflected on the Closing Balance Sheet; (y) all Accounts Receivable listed on the Closing Balance Sheet Lists arose in the ordinary course of business and, as of the Effective Date, represented legally enforceable claims against third-parties for goods sold, leased or licensed or to be sold, leased or licensed or for services rendered or to be rendered; and (z) as of the Effective Date, there were no refunds, discounts, unissued credits, rights of setoff or assignments affecting any such Accounts Receivable except to the extent that applicable reserves established in accordance with GAAP were reflected on the Closing Balance Sheet.

            3.3. PURCHASE PRICE ADJUSTMENT. The Purchase Price shall be subject to adjustment as follows:

                       3.3.1 BALANCE SHEET ADJUSTMENT. If the Actual TNW (as defined in Section 3.3.1(A)) is less than the Minimum TNW (as defined in Section 3.3.1(A)), then the Purchase Price shall be decreased by the amount by which Actual TNW is less than the Minimum TNW. If the Actual TNW is greater than the Minimum TNW, then the Purchase Price shall be increased by the amount by which Actual TNW is greater than the Minimum TNW (the adjustment provided for by this Section is referred to as the "TNW Adjustment").

                                   (A) TANGIBLE NET WORTH. The "Actual TNW"
shall equal (a) the book value of the Specified Assets as of the Effective Date, as reflected on the Closing Balance Sheet, minus the book value of the Software and Intangibles of the Securities Products Business as of the Effective Date, as reflected on the Closing Balance Sheet minus (b) the Specified Liabilities as of the Effective Date, as reflected on the Closing Date Balance Sheet; provided, however, that for the purpose of calculating the Actual TNW, the deferred revenue contra-account shall be frozen at $500,356 regardless of its actual book value on the Effective Date. The "Minimum TNW" shall equal Two Hundred and Seven Thousand, Seven Hundred and Twenty-Two Dollars ($207,722).

                       3.3.2 STATEMENT OF ADJUSTMENTS. The Selling Companies shall (a) prepare a statement ("Statement of Adjustments") showing a clear and detailed calculation of the TNW Adjustment to the Purchase Price described in this Section 3.3; and (b) deliver the Statement of Adjustments to SSS at the same time as the Closing Balance Sheet and related documents are delivered to SSS under Section 3.2. SSS shall notify the Selling Companies, in reasonable detail, of any objections to the Statement of Adjustments (which may include objections to the Closing

Balance Sheet) within thirty (30) days after SSS receives the Statement of Adjustments and all of the documents required to be delivered to SSS under
Section 3.2. If SSS does not notify the Selling Companies of any such objections by the end of that thirty-day period, then the Statement of Adjustments, as prepared by the Selling Companies, shall be considered final on the last day of that thirty-day period. If SSS does notify the Selling Companies of any such objections by the end of that thirty-day period, and SSS and the Selling Companies are unable to resolve their differences within fifteen (15) days thereafter, then the disputed items on the Statement of Adjustments shall be the remaining disputed items shall be submitted to Arthur Andersen & Co., Philadelphia, Pennsylvania ("Arbiter"), for resolution, with the costs thereof paid fifty percent (50%) by the Selling Companies and fifty percent (50%) by SSS, and the Arbiter shall be instructed to deliver a final Statement of Adjustments to the Selling Companies and SSS as soon as possible.

                 3.3.3 PAYMENT OF TNW ADJUSTMENT. If the TNW Adjustment to the Purchase Price constitutes a decrease in the Purchase Price, the Selling Companies, jointly and severally, shall pay to SSS an amount equal to the TNW Adjustment. If the TNW Adjustment to the Purchase Price constitutes an increase in the Purchase Price, the Buyer shall pay to Sellers an amount equal to the TNW Adjustment. Any payment under this Section 3.3.3 shall be made within fifteen
(15) business days after the Statement of Adjustments is finalized in accordance with Section 3.3.2.

            3.4. PAYMENT OF HOLDBACK. The Holdback shall be paid by SSS to Sellers eighteen (18) months after the Effective Date, subject to setoff and holdback under Section 13.6. The rights of the Buying Companies under Section and Section shall not be in any manner limited to the amount of the Holdback, and the Selling Companies shall be fully liable, jointly and severally, for any deficiency in any or all of the Holdback to cover their obligations under this Agreement.

            3.5. CURRENCY AND METHOD OF PAYMENT. All dollar amounts stated in this Agreement are stated in United States currency, and all payments required under this Agreement shall be paid in United States currency. All payments required under this Agreement shall be made as follows: (a) any payment may be made by wire transfer of immediately available United States federal funds; (b) any payment exceeding $100,000 shall be made by wire transfer of immediately available United States federal funds; (c) any payment exceeding $10,000, but not exceeding $100,000, may be made by bank certified, treasurer's or cashier's check; and (d) any payment not exceeding $10,000 may be made by ordinary check.

4.          REPRESENTATIONS OF THE SELLING COMPANIES

            Knowing that the Buying Companies rely thereon, the Selling Companies, jointly and severally, represent and warrant to the Buying Companies, and covenant with the Buying Companies, as follows:

            4.1. ORGANIZATION. Each of the Selling Companies is a corporation that is duly organized, validly existing and in good standing under the Law of its jurisdiction of incorporation. Each of the Selling Companies possesses the full corporate power and authority to own its Assets, conduct its business as and where presently conducted, and enter into and perform this Agreement. Each Seller is duly qualified to do business in each jurisdiction listed on Schedule

4.1, and no Seller is required to be qualified in any other jurisdiction except where the failure to be so qualified would not have, and could not be reasonably be expected to have, a Material Adverse Effect (as defined in Section 1.16). CheckFree owns all of the issued and outstanding capital stock of Holdings. Holdings owns all of the issued and outstanding capital stock of Systems and Systems owns all of the issued and outstanding stock of Services. Sellers do not own any securities of any corporation or any other interest in any Person, except as set forth on Schedule 4.1. Sellers do not have any predecessors other than as set forth on Schedule 4.1. Schedule 4.1 states, for each Seller (a) all fictitious, assumed or other names of any type that are registered or used by it or under which it has done business at any time since January 1, 1991; and (b) any name changes, recapitalizations, mergers, reorganizations or similar events since its date of formation. Accurate and complete copies of each Seller's articles or certificate of incorporation, bylaws and other organization and related documents, each as amended to date, and all Contracts relating to the acquisition of the Sellers' Securities Products Business (or its affiliates or predecessors) have been delivered to Buyer.

            4.2. EFFECT OF AGREEMENT. The execution, delivery and performance of this Agreement by each of the Selling Companies and the consummation by each of the Selling Companies of the transactions contemplated hereby, (a) have been, or shall have been by the Closing Date, duly authorized by all necessary corporate actions by their respective shareholders and boards of directors; (b) do not constitute a violation of, a default under, or termination of the articles or certificate of incorporation or other organizational documents or; (c) do not constitute a default or breach of (immediately after the giving of notice, passage of time or both), or termination of any Contract to which any of the Selling Companies is a party or by which any of the Selling Companies is bound;
(d) do not constitute a violation of any Law applicable to any of the Selling Companies or to the Securities Products Business or Assets; (e) except for customer Contracts and except as stated on Schedule 4.2, do not require the Consent (as defined in Section 1.4) of any Person (as defined in Section 1.19);
(f) do not accelerate or otherwise modify any Obligation (as defined in Section 1.17) of any Seller; and (g) do not result in the creation of any Encumbrance (as defined in Section 1.8) upon, or give to any other Person any interest in, any of the Securities Products Business or Assets. There exists no rights of first refusal with respect to, or other rights to purchase or acquire, the Securities Products Business and Assets. This Agreement constitutes the valid and legally binding agreement of each of the Selling Companies, enforceable against each of the Selling Companies in accordance with its terms.

            4.3. FINANCIAL AND CORPORATE RECORDS. The Selling Companies books and records pertaining to the Securities Products Business are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with GAAP (as defined in Section 1.9), and fairly and accurately reflect all Assets and Obligations of the Securities Products Business and all Contracts and transactions to which each Seller is or was a party or by which each Seller or any of its business or Assets is or were affected and which relate or pertain to the Securities Products Business. The copies of each Seller's corporate minute books that have been made available to Buyer contain accurate minutes of all meetings of each Seller's directors and shareholders, and accurate written statements of all actions taken by each Seller's directors or shareholders without a meeting.

            4.4. COMPLIANCE WITH LAW. The operation of the Securities Products Business, the conduct of the Securities Products Business as and where such business has been or presently is conducted, and the ownership, possession and use of the Assets used in or for the Securities Product Business comply with all Laws (as defined in Section 1.15) applicable to Sellers, their operations, business, Assets or Obligations except where the failure to comply would not have, and could not be reasonably be expected to have, a Material Adverse Effect (as defined in Section 1.16). Except as set forth on Schedule 4.4, each Seller has obtained and holds all Permits (as defined in Section 1.18) required for the lawful operation of the Securities Products Business as and where such business is presently conducted. All Permits relating to the Securities Products Business held by any Seller are listed on Schedule 4.4, and copies of such Permits have been delivered to Buyer.

            4.5. FINANCIAL STATEMENTS. Sellers' fiscal year ends on June 30.
Schedule 4.5 includes accurate and complete copies of the following unaudited financial statements ("Unaudited Financial Statements") prepared by the management of Sellers: (a) a balance sheet of the Securities Products Business as of June 30, 1996; and (b) statements of operations of the Securities Products Business for the fiscal year ended June 30, 1996. Except as set forth on
Schedule 4.5, all of the Unaudited Financial Statements were (a) prepared in accordance with GAAP; and (b) all adjustments that are necessary for a fair presentation thereof (consisting only of normal recurring adjustments) have been made.

            4.6. ASSETS. Schedule 4.6 includes detailed lists of all Assets used in or for the Securities Products Business itemized by balance sheet account, including (a) Accounts Receivable, showing customer names, individual invoice dates, individual invoice amounts and allowances for doubtful accounts, or, in the case of earned but not billed receivables, customer names and individual dates on which the receivables (other than receivables based on consulting services) are billable; (b) other current Assets, itemized by category and with appropriate explanation; (c) Tangible Property, grouped as to type, showing cost, accumulated depreciation and net book value; and (d) Software and Intangibles, showing cost or amount capitalized, accumulated amortization and net book value. Each Seller has good title to all of its Assets used in the Securities Products Business and has the right to transfer all right, title and interest in such Assets to Buyer, free and clear of any Encumbrance (as defined in Section 1.8). Except for the Assets listed on Schedule 4.6 or as otherwise explained on Schedule 4.6, no other Assets are used or, to the Knowledge of the Selling Companies, necessary to provide the licensing, remote processing, maintenance and other services required under the Contracts with customers of the Securities Products Business.

            4.7. SELLERS' OBLIGATIONS. Schedule 4.7 is a detailed list, as of June 30, 1996, of all of each Seller's accounts payable, accrued expenses, deferred income, and other current and long-term liabilities incurred or arising in the Securities Products Business, grouped by balance sheet account, excluding liabilities for Taxes, intercompany liabilities and notes payable. No Seller has any Obligations with respect to the Securities Products Business other than (a) the Obligations listed on Schedule 4.7; (b) Obligations under the Specified Contracts, any Contracts not required to be listed on Schedule 4.13, Employee Benefit Plans listed on Schedule 4.14, and Insurance Policies listed on Schedule 4.19; and (c) Obligations incurred since June 30, 1996 and not in breach or violation of any of the representations, warranties or covenants of Section 4.8. Except as set forth on Schedule 4.7, none of any Seller's Obligations incurred or arising in the Securities Products Business is guaranteed by any Person.




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



            4.8. OPERATIONS SINCE JUNE 30, 1996. Except as set forth on Schedule 4.8, from June 30, 1996 to the date of this Agreement:

                       4.8.1 Except in the ordinary course of its business consistent with its past practices, no Seller has (a) created or assumed any Encumbrance upon any of the Securities Products Business or Assets, (b) incurred any Obligation on behalf of or relating to the Securities Products Business, (c) made any loan or advance to any Person on behalf of or relating to the Securities Products Business; (d) assumed, guaranteed or otherwise become liable for any Obligation of any Person on behalf of or relating to the Securities Products Business; (e) committed for any capital expenditure on behalf of or relating to the Securities Products Business; (f) purchased, leased, sold, abandoned or otherwise acquired or disposed of any part of the Securities Products Business and Assets; (g) waived any right or canceled any debt or claim on behalf of or relating to the Securities Products Business; (h) assumed or entered into any Contract on behalf of or relating to the Securities Products Business other than this Agreement; (i) increased, or authorized an increase in, the compensation or benefits paid or provided to any of its directors, officers, employees, salesmen, agents or representatives engaged in the Securities Products Business; or (j) done anything else outside the ordinary course of business on behalf of or relating to the Securities Products Business, whether or not specifically described in any of the foregoing clauses.

                       4.8.2 Even in the ordinary course of its business consistent with its past practices, no Seller has incurred any Obligation on behalf of or relating to the Securities Products Business, made any loan to any Person on behalf of or relating to the Securities Products Business, acquired or disposed of any part of the Securities Products Business or Assets, entered into any Contract (other than customer Contracts) or other transaction on behalf of or relating to the Securities Products Business, or done any of the other things described in Section 4.8.1, involving an amount exceeding $25,000 in any single case or $100,000 in the aggregate.

                       4.8.3 There has been no material adverse change or material casualty loss affecting the Securities Products Business or Assets, the financial condition of the Securities Products Business, and there has been no material adverse change in the financial performance of the Securities Products Business.

            4.9. ACCOUNTS RECEIVABLE. All Accounts Receivable listed in Schedule arose in the ordinary course of business and are proper and valid accounts receivable except for the allowance for doubtful accounts shown on Schedule . Proper amounts of deferred revenues appear on each Seller's books and records, in accordance with generally accepted accounting principles, with respect to all of such Seller's (a) billed but unearned Accounts Receivable; (b) previously billed and collected Accounts Receivable still unearned; and (c) unearned customer deposits.

            4.10. TANGIBLE PROPERTY. Each Seller has good title to all of its Tangible Property used in or for the Securities Products Business and included within the Specified Assets, free and clear of any Encumbrances. All of the Specified Assets used in or for the Securities Products Business are located at Sellers' Spalding Drive Facility (as defined in Section 4.11), and each Seller has the full and unqualified right to require the immediate return of any of the Specified Assets which are not located at Sellers' Spalding Drive Facility. All Tangible Property used by each Seller or its customers in the Securities Products Business is in good condition, ordinary wear and tear excepted, and is sufficient for the operation of the Securities Products Business as presently conducted.

            4.11. REAL PROPERTY. No Seller owns any Real Property (as defined in
Section 1.21) used in or for the Securities Products Business. Schedule 4.11 is a detailed list of all Real Property leased by each Seller used in or for the Securities Products Business including without limitation Sellers' facility located at 5655 Spalding Drive, Norcross, Georgia (the "Spalding Drive Facility" and at 4411 East Jones Bridge Road, Norcross, Georgia (the "Jones Bridge Road Facility"), showing location, rental cost and landlord. All Real Property under lease to or otherwise used by each Seller is in good condition, ordinary wear and tear excepted, and is sufficient for the current operations of the Securities Products Business. No such Real Property, nor the occupancy, maintenance or use thereof, is in violation of, or breach or default under, any Contract or Law, and no notice from any lessor, governmental body or other Person has been received by any of the Selling Companies or served upon any such Real Property claiming any violation of, or breach or default under, any Contract or Law, or requiring or calling attention to the need for any work, repairs, construction, alternation or installations. None of the Selling Companies has placed or caused to be placed, and none of the Selling Companies has any knowledge or belief that there were or are, any Hazardous Substances on or under any of Seller's Real Property.

            4.12. SOFTWARE AND INTANGIBLES. Schedule 4.12 is an accurate and complete list and description of all Software (as defined in Section 1.22) and Intangibles (as defined in Section 1.12) owned, marketed, licensed, used or under development by each Seller and used in or for the Securities Products Business, and, in the case of Software, a product description, the language in which it is written and the type of hardware platform(s) on which it runs.
Schedule 4.12. Except as set forth on Schedule 4.12 and except for operating system software which is generally commercially available, no other Software is used or, to the Knowledge of the Selling Companies, required to provide the licensing, remote processing, maintenance and other services required under the Contracts with customers of the Securities Products Business. Except as explained on Schedule 4.12, each Seller has good title to, and has the full right to use and transfer to Buyer, all of the Software and Intangibles listed on Schedule 4.12, free and clear of any Encumbrance (as defined in Section 1.8). No rights of any third party are necessary to market, license, sell, modify, update, and/or create derivative works for the Software listed on Schedule 4.12. With respect to the Software listed on Schedule 4.12, (a) Sellers maintain machine-readable master-reproducible copies, source code listings, technical documentation and user manuals for the most current releases or versions thereof and for all earlier releases or versions thereof currently being supported by Sellers; (b) in each case, the machine-readable copy substantially conforms to the corresponding source code listing; (c) such Software is written in the language set forth on Schedule 4.12, for use on the hardware set forth on
Schedule 4.12 with standard operating systems; (d) such Software can be maintained and modified by programmers currently employed in the Securities Products Business and listed on Schedule 4.14A; and (e) in each case, the Software operates in accordance with the user manual therefor and Selling Companies have no Knowledge of, and have not received any written notice with respect to, any material operating defects with respect to such Software. None of the Software or Intangibles listed on Schedule 4.12, or their respective past or current uses, has violated or infringed upon, or is violating or infringing upon, any Software, patent, copyright, trade secret or other Intangible of any Person. To the best knowledge of each of the Selling Companies, no Person is violating or infringing upon, or has violated or infringed upon at any time, any of the Software or Intangibles listed on
Schedule 4.12. None of the Software or Intangibles listed on



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



Schedule 4.12 is owned by or registered in the name of any current or former shareholder, partner, director, executive, officer, employee, salesman, agent, customer, representative or contractor of any of the Selling Companies nor does any such Person have any interest therein or right thereto, including but not limited to the right to royalty payments. Checkfree has developed an integrated clearing, settlement, depository and shareholder recordkeeping system for use in Romania and other stock markets located outside the United States (the "Foreign System"). The Foreign System does not incorporate any portion of the Software listed on Schedule 4.12 and was developed with no information, technology or expertise obtained from the Securities Products Business or its employees.

            4.13. CONTRACTS. Schedule 4.13 is an accurate and complete list of all of the following types of Contracts to which any Seller is a party or by which any Seller is bound relating to the Securities Products Business (collectively, the "Specified Contracts"), grouped into the following categories and, where applicable, subdivided by product line: (a) customer Contracts; (b) Contracts for the purchase or lease of Real Property or otherwise concerning Real Property owned or used by any Seller including a description of the Real Property; (c) loan agreements, mortgages, notes, guarantees and other financing Contracts; (d) Contracts for the purchase, lease and/or maintenance of computer equipment and other equipment, Contracts for the purchase, license, lease and/or maintenance of software under which any Seller is the purchaser, licensee, lessee or user, and other supplier Contracts; (e) employment, consulting and sales representative Contracts (excluding Contracts which constitute Employee Benefit Plans listed on Schedule 4.15, and excluding oral Contracts with employees for "at will" employment); (f) Contracts under which any rights in and/or ownership of any Software product of the Securities Products Business, any prior version thereof, or any part of the customer base or business of the Securities Products Business was acquired; and (g) other Contracts (excluding Contracts which constitute Insurance Policies listed on Schedule 4.19, excluding this Agreement and all other Contracts entered into between any Seller and Buyer, or among any Seller, Buyer and other parties in connection herewith). A description of each oral Specified Contract is included on Schedule 4.13, and copies of each written Specified Contract have been delivered to Buyer. With respect to each applicable customer Contract, Schedule 4.13 includes a complete description of all work remaining to be performed under such Contracts, and all credits granted to, or other adjustments made for, the customer to be applied against future payments or purchases. Except as provided on Schedule 4.13, no customer has asserted any claims that the Software described in their respective customer Contract is defective or insufficient to provide the services required under such customer Contract. Except as set forth on Schedule 4.13, with respect to each of the Specified Contracts, no Seller is in default thereunder nor would be in default thereunder with the passage of time, the giving of notice or both. Except as set forth on Schedule 4.13, to the best knowledge and belief of each of the Selling Companies, none of the other parties to any Specified Contract is in default thereunder or would be in default thereunder with the passage of time, the giving of notice or both. Except as set forth on Schedule 4.13, no Seller has given or received any notice of default or notice of termination with respect to any Specified Contract, and each Specified Contract is in full force and effect in accordance with its terms. The Specified Contracts are all the Contracts necessary and sufficient to operate the Securities Products Business as currently operated by the Selling Companies. Except as set forth on Schedule 4.13, there are no currently outstanding proposals or offers submitted by any Seller to any customer, prospect, supplier or other Person with respect to the Securities Products Business which, if accepted, would result in a legally binding Contract of such Seller involving an amount or commitment exceeding $25,000 in any single case ($100,000 in the case of a customer Contract) or an aggregate amount or commitment exceeding $100,000 in the aggregate ($250,000 in the case of customer Contracts).

            4.14. EMPLOYEES AND INDEPENDENT CONTRACTORS. Schedule 4.14A is a list of all of each Sellers' employees engaged (wholly or partially) in the Securities Products Business and (a) their titles or responsibilities; (b) their social security numbers and principal residence address; (c) their dates of hire; (d) their current salaries or wages; (e) their last compensation changes and the dates on which such changes were made; (f) any specific bonus, commission or incentive plans or agreements for or with them; and (g) any outstanding loans or advances made to them. Sellers have delivered to Buyer an accurate and complete list of all bonuses, commissions and incentives paid to the employees listed on Schedule 4.14A at any time during the past twelve months. Schedule 4.14B is a list of all sales representatives and independent contractors engaged in the Securities Products Business, their tax identification numbers and states of residence, their payment arrangements (if not set forth in a Contract listed or described on Schedule 4.13), and a brief description of their jobs or projects currently in progress. Except as limited by any employment Contracts listed on Schedule 4.13 and except for any limitations of general application which may be imposed under applicable employment Laws, each Seller has the right to terminate the employment of each of its employees engaged in the Securities Products Business at will and to terminate the engagement of any of its independent contractors engaged in the Securities Products Business without payment to such employee or independent contractor other than for services rendered through termination and without incurring any penalty or liability other than liability for severance pay in accordance with Sellers' disclosed severance pay policy. Each Seller is in full compliance, in all material respects, with all Laws respecting employment practices of employees engaged in the Securities Products Business. No Seller has ever been a party to or bound by any union or collective bargaining Contract, nor is any such Contract currently in effect or being negotiated by or on behalf of any Seller. No Seller has experienced any labor problem that was or is material to the Securities Products Business. To the best of the Selling Companies' Knowledge (as defined in Section 1.14), Seller's relations with its employees engaged in the Securities Products Business are currently on a good and normal basis. Except as indicated on Schedule 4.14A, since January 1, 1996, no employee of any Seller engaged in the Securities Products Business having an annual salary of $40,000 or more has given written notice of an intention to terminate his or her employment with such Seller. The Selling Companies will not submit or offer employment to any of Sellers' employees listed in Schedule 4.14A.

            4.15. EMPLOYEE BENEFIT PLANS. Except as set forth on Schedule 4.15, Selling Companies do not sponsor, maintain or contribute to, or have any ongoing Obligations with respect to, any Employee Benefit Plan (as defined in Section 1.7), including, but not limited to, any employee benefit plan as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to employees of the Securities Products Business.
Schedule 4.15 includes an accurate description of each of the Selling Companies' Employee Benefit Plans covering employees of the Securities Products Business that is currently in effect or as to which any of the Selling Companies have any ongoing Obligation, which description indicates, generically, the employees covered or affected thereby and all of the Selling Companies' Obligations thereunder. Copies of all Employee Benefit Plans described on Schedule 4.15 and all written materials used by the Selling Companies to describe its Employee Benefit Plans to employees of the Securities Products Business have been delivered to Buyer. With respect to each Employee Benefit Plan described on
Schedule 4.15, the Selling Companies have operated and currently operate such plan in compliance with the plan documents and all applicable Laws, including without limitation ERISA and the Internal Revenue Code of 1986, as amended (the "Code") (including, but not limited to, Section 4980B thereof) and the regulations thereunder.

            4.16. CUSTOMERS, PROSPECTS AND SUPPLIERS. Except as described on
Schedule 4.16, all customers of the Securities Products Business have signed a Contract and are listed in the list of customers included as part of Schedule
4.13. Schedule 4.16 is a complete list of all active prospects and current suppliers of the Securities Products Business. Except as set forth on Schedule 4.16, since January 1, 1996, none of the customers or suppliers of the Securities Products Business has given written notice to any of the Selling Companies that it will or intends to terminate or not renew its Contract with any of the Sellers before the scheduled expiration date or otherwise terminate its relationship with any of the Sellers. To the best of the Selling Companies' Knowledge, the relationship of each Seller with customers and suppliers of the Securities Product Business are currently on a good and normal basis. No Seller has experienced any problems with customers or suppliers of the Securities Products Business since January 1, 1996. Sellers have delivered to Buyer an accurate and complete copy of each Seller's most recent customer surveys.

            4.17. TAXES. Each of the Selling Companies has timely filed all sales Tax returns and reports required to be filed by it with respect to the Securities Products Business, all of which were accurately prepared, and, except as set forth in Schedule 4.17, each of the Selling Companies has timely paid all sales Taxes or withholdings required to be paid by it with respect to such returns and reports. Each of the Selling Companies has properly withheld from payments to employees, contractors, salesmen, agents, representatives, vendors and other Persons engaged in the Securities Products Business all amounts required by Law to be withheld, and each of the Selling Companies has timely filed all informational returns and reports required to be filed by it with respect to such withholdings. Except as indicated on Schedule 4.17, no audit or other Proceeding is pending or threatened against any of the Selling Companies with respect to the Securities Products Business, and no notice of deficiency or adjustment has been received by any of the Selling Companies with respect to the Securities Products Business, by or from any governmental taxing authority, with respect to sales, use, excise, real property, payroll, withholding or other Taxes, and there are no agreements or waivers in effect which provide for an extension of time for the assessment of any such Tax against any of the Selling Companies.

            4.18. PROCEEDINGS AND JUDGMENTS. Except as described on Schedule 4.18, (a) no Proceeding (as defined in Section 1.20) involving or related to the Securities Products Business and Assets is currently pending or, to the Knowledge of the Selling Companies, threatened in writing, nor has any Proceeding occurred at any time since January 1, 1991, to which any Seller is or was a party, or by which any Seller or the Securities Products Business and Assets is or was affected; (b) no Judgment (as defined in Section 1.13) involving or related to the Securities Products Business and Assets is currently outstanding, nor has any Judgment been outstanding at any time since January 1, 1991, against any Seller, or by which any Seller or the Securities Products Business and Assets is or was affected; and (c) no breach of contract, breach of warranty, tort, negligence, infringement, product liability, discrimination, wrongful discharge or other claim of any nature involving or related to the Securities Products Business and Assets has been asserted or threatened in writing by or against Seller at any time since January 1, 1991, and, to the Knowledge of the Selling Companies, there is no basis for any such claim. As to each matter described on Schedule 4.18, accurate and complete copies of all pertinent pleadings, judgments, orders, correspondence and other legal documents have been delivered to Buyer.

            4.19. INSURANCE. To the Knowledge of the Selling Companies, all Insurance Policies (as defined in Section 1.11) owned or maintained by any of the Selling Companies in connection with or for the benefit of the Securities Products Business are adequate for the Securities Products Business. No Selling Company has received notice of cancellation with respect to any such current Insurance Policy. Except as described on Schedule 4.19, there are no claims that are pending under any of the Insurance Policies owned or maintained in connection with the Securities Products Business.

            4.20. RELATED PARTY TRANSACTIONS. Except as described on Schedule
4.20 and except for any employment Contracts listed on Schedule 4.13, there are no real estate leases, personal property leases, loans, guarantees, Contracts, transactions, understandings or other arrangements of any nature between any of the Selling Companies and any current or former partners, shareholder, director, executive, officer or controlling Person of any of the Selling Companies (or any of their respective predecessors) or any other Person affiliated with any of the Selling Companies (or any of their respective predecessors) with respect to the Securities Products Business and Assets. Nothing in this Section shall require the disclosure of a Contract which is not a Specified Contract and which is not the basis of a Specified Liability.

            4.21. BROKERAGE FEES. Except as set forth on Schedule 4.21, no Person acting on behalf of any of the Selling Companies is or shall be entitled to any brokerage or finder's fee in connection with the transactions contemplated by this Agreement.

            4.22. FULL DISCLOSURE. No representation or warranty made by the Selling Companies in this Agreement or pursuant hereto (a) contains any untrue statement of any fact; or (b) omits to state any fact that is necessary to make the statements made, in the context in which made, not false or misleading in any respect. The copies of documents attached as Schedules to this Agreement or otherwise delivered to Buyer in connection with the transactions contemplated by this Agreement, are accurate and complete, and are not missing any amendments, modifications, correspondence or other related papers which would be pertinent to Buyer's understanding thereof in any respect. There is no fact known to any of the Selling Companies, that has not been disclosed to Buyer in the Schedules to this Agreement or otherwise in writing, that had or has, or so far as any of the Selling Companies can reasonably foresee will have, a material adverse effect on Sellers, the Securities Products Business and Assets or financial condition of the Securities Products Business or the ability of any of the Selling Companies to perform their obligations under this Agreement.


5.          REPRESENTATIONS OF BUYING COMPANIES

            Knowing that the Selling Companies rely thereon, the Buying Companies, jointly and severally, represent and warrant to the Selling Companies, and covenant with the Selling Companies, as follows:

            5.1. ORGANIZATION. Each of the Buying Companies is a corporation that is duly organized, validly existing and in good standing under the Law (as defined in Section ) of its jurisdiction of incorporation. Each of the Buying Companies has the full corporate power and authority to own its Assets, conduct its business as and where such business is presently conducted, and enter into this Agreement. Buyer is a wholly owned subsidiary of SSS.

            5.2. AGREEMENT. For each of the Buying Companies, its execution, delivery and performance of this Agreement, and its consummation of the transactions contemplated by this Agreement, (a) have been duly authorized by all necessary corporate actions by its board of directors; (b) do not constitute a violation of or default under its charter or bylaws; (c) do not constitute a default or breach (immediately or after the giving of notice, passage of time or both) under any Contract to which it is a party or by which it is bound; (d) do not constitute a violation of any Law (as defined in Section 1.15) or Judgment (as defined in Section 1.13) that is applicable to it or to the business or Assets of any of the Buying Companies, or to the transactions contemplated by this Agreement; and (e) except as stated on Schedule 5.2, do not require the Consent (as defined in Section 1.4) of any Person (as defined in Section 1.19). This Agreement constitutes the valid and legally binding agreement of each of the Buying Companies, enforceable against each of them in accordance with its terms.

            5.3. BROKERAGE FEES. No Person acting on behalf of any of the Buying Companies is entitled to any brokerage, finder's or investment banking fee in connection with the transactions contemplated by this Agreement.

            5.4. FULL DISCLOSURE. No representation or warranty made by the Buying Companies in this Agreement or pursuant hereto (a) contains any untrue statement of any fact; or (b) omits to state any fact that is necessary to make the statements made, in the context in which made, not false or misleading in any respect. There is no fact known to any of the Buying Companies, that has not been disclosed to Sellers in the Schedules to this Agreement or otherwise in writing, that had or has, or so far as any of the Buying Companies can reasonably foresee will have, a material adverse effect on the ability of any of the Buying Companies to perform their obligations under this Agreement.

6.          CERTAIN OBLIGATIONS OF THE SELLING COMPANIES PENDING CLOSING

            6.1. INVESTIGATION. During the period from the date of this Agreement to the Closing Date, (a) the Selling Companies shall permit the Buying Companies and their authorized representatives to have full access to each Seller's facilities during normal business hours, to observe the Securities Products Business operations, to meet with each Seller's officers and employees engaged in the Securities Products Business, and to audit, examine and copy all files, books and records, and other documents and papers relating to the Securities Products Business, and (b) the Selling Companies shall provide to the Buying Companies and its authorized representatives all information concerning Sellers and the Securities Products Business and Assets, and all information concerning the financial condition of the Selling Companies and the Securities Products Business, that is reasonably requested by any of the Buying Companies.

            6.2. CONDUCT OF THE SECURITIES PRODUCTS BUSINESS. Between the date of this Agreement and the Closing Date, except with the prior written consent of
Buyer:

                       6.2.1 Each Seller shall, and the other Selling Companies shall cause each Seller to, (i) conduct the Securities Products Business in a diligent manner consistent with past practices, (ii) not make any change in its business practices, and (iii) use its best efforts to preserve the business organization of the Securities Products Business intact, keeping available the services of its current officers, employees, salesmen, agents and representatives engaged in the Securities Products Business, and maintaining the good will of its customers, suppliers and other Persons having business relations with the Securities Products Business. The Selling Companies shall respond to inquiries of the Buying Companies as to the management of the Securities Products Business and affairs.

                       6.2.2 Except in the ordinary course of its business consistent with its past practices, each Seller shall not, and the other Selling Companies shall not permit any Seller to, (i) create or assume any Encumbrance upon any of the Securities Products Business or Assets, (ii) incur any Obligation on behalf of or relating to the Securities Products Business, (iii) make any loan or advance to any Person on behalf of or relating to the Securities Products Business, (iv) assume, guarantee or otherwise become liable for any Obligation of any Person on behalf of or relating to the Securities Products Business, (v) commit for any capital expenditure on behalf of or relating to the Securities Products Business involving an amount exceeding $25,000 in the aggregate, (vi) purchase, lease, sell, abandon or otherwise acquire or dispose of any part of the Securities Products Business or Assets,
(vii) waive any right or cancel any debt or claim on behalf of or relating to the Securities Products Business, (viii) assume or enter into any Contract on behalf of or relating to the Securities Products Business other than this Agreement (and any other Contract contemplated herein), (ix) increase, or authorize an increase in, the compensation or benefits paid or provided to any of its directors, officers, employees, salesmen, agents or representatives engaged in the Securities Products Business, or (x) do anything else outside the ordinary course of its business consistent with its past practices on behalf of or relating to the Securities Products Business, whether or not specifically described in any of the foregoing clauses.

                       6.2.3 Even in the ordinary course of its business consistent with its past practices, no Seller shall, and the other Selling Companies shall not permit any Seller to, incur any Obligation on behalf of or relating to the Securities Products Business, make any loan to any Person on behalf of or relating to the Securities Products Business, acquire or dispose of any part of the Securities Products Business and Assets or enter into any Contract (other than customer Contracts entered into in the ordinary course of business consistent with past practices) or other transaction, or do any of the other things described in Section 6.2.2 involving an amount exceeding $25,000 in any single case, or $100,000 in the aggregate.

                       6.2.4 Each Seller shall not, and the other Selling Companies shall not permit any Seller to, (i) permit or cause a breach or default by it under any of its Contracts constituting a Specified Contract or permit or cause a material breach or default by it under any of its Insurance Policies, Permits or other Contracts relating to or for the benefit of the Securities Products Business, (ii) adopt, sponsor or enter into any new Employee Benefit Plan or modify any existing Employee Benefit Plan for any employees engaged in the Securities Products Business, (iii) participate in any merger, consolidation or reorganization (excluding any intercompany reorganization of which Buying Companies are given prior written notice and in which (a) such Seller or one of the Selling Companies is the surviving corporation (provided that any surviving Selling Company assumes the Obligations of such Seller hereunder) and (b) the Securities Products Business and Assets and the respective Obligations of the parties hereunder are not affected), (iv) acquire the business or any bulk assets of any other Person engaged in a business similar to the Securities Products Business, (v) completely or partially liquidate or dissolve, or (vi) terminate any part of the Securities Products Business.

                       6.2.5 Each Seller shall, and the other Selling Companies shall cause each Seller to, (i) maintain all Real Property and Tangible Property owned or used by each Seller in the Securities Products Business in good condition and repair, (ii) maintain its Insurance Policies and Permits in connection with or relating to the Securities Products Business in full force and effect, (iii) repair, restore or replace any of its Assets used in the Securities Products Business that is damaged, destroyed, lost or stolen, (iv) comply with all applicable Contracts, Permits and Laws relating to or for the benefit of the Securities Products Business, (v) properly file all Tax returns, annual reports and other returns and reports required to be filed by it with respect to the Securities Products Business and Assets, and (vi) fully pay when due all Taxes and fees payable by it with respect to the Securities Products Business and Assets.

                       6.2.6 Each Seller shall, and the other Selling Companies shall cause each Seller to, maintain its corporate existence and good standing in its jurisdiction of incorporation and its good standing as a foreign corporation in each jurisdiction where it is currently qualified as a foreign corporation. Each Seller shall not, and the other Selling Companies shall not permit any Seller to, amend its charter or bylaws in a manner which (a) changes the name of any Seller or (b) affects the Securities Products Business and Assets or the respective Obligations of the parties hereunder.

                       6.2.7 Each Seller shall not, and the other Selling Companies shall not permit any Seller to create, grant or issue any options, warrants or other Contracts or Contract rights with respect to, any shares of the stock of any Seller, or any other capital stock or other securities of any Seller, or create, grant or issue any stock options, stock appreciation rights, phantom shares or other similar rights. Neither any Seller nor the Selling Companies shall permit any sales of the shares of Stock of any Seller.

                       6.2.8 Neither any Seller nor any of the other Selling Companies shall enter into any Contract that requires commits it to take any action or omit to take any action that would be inconsistent with any of the provisions of this Section 6.2 or any other provisions of this Agreement.

            6.3. INTERIM FINANCIAL STATEMENTS. For each calendar month that ends between June 30, 1996 and the Closing Date, Sellers shall, and the Selling Companies shall cause Sellers to, promptly prepare and deliver to Buyer unaudited monthly balance sheets and statements of operations for the Securities Products Business, which shall be prepared in accordance with GAAP and shall reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the consolidated financial condition of the Securities Products Business as of the end of such month and of the results of operations of the Securities Products Business for such month.

            6.4. HART-SCOTT-RODINO FILINGS. As soon as is practical after the date of this Agreement, (a) the Selling Companies shall make all filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("Hart-Scott-Rodino Act"), that are required to be made by them in connection with the transactions contemplated by this Agreement, and (b) the Selling Companies shall cooperate with the Buying Companies in connection with the filings by the Buying Companies under the Hart-Scott-Rodino Act, including, but not limited to, providing all information reasonably requested by the Buying Companies and taking all actions reasonably requested by the Buying Companies to cause the early termination of all applicable waiting periods under the Hart-Scott-Rodino Act.

            6.5. CONSENTS. Between the date of this Agreement and the Closing Date, the Selling Companies shall in good faith use their best efforts to obtain all Consents, and to give the notices and make the filings, described on
Schedule 4.2, if any.

            6.6. ACQUISITION PROPOSALS. Between the date of this Agreement and the Closing Date, none of the Selling Companies, nor any of their respective officers, employees, representatives or agents, or their respective affiliates, shall, directly or indirectly, solicit, initiate, encourage or respond to any inquiries or proposals from, or participate in any discussions or negotiations with, or provide any non-public information to, any Person or group (other than Buying Companies and their respective officers, employees, representatives and agents) concerning any sale of any of the Securities Products Business and Assets, any sale of shares of capital stock or other securities of any Seller, or any merger, consolidation or similar transaction involving any Seller or the Securities Products Business and Assets. Each of the Selling Companies shall immediately advise Buyer of, and communicate to Buying Companies the terms of, any such inquiry or proposal received by any of the Selling Companies.

            6.7. ADVICE OF CHANGES. Between the date of this Agreement and the Closing Date, each of the Selling Companies shall promptly advise the Buying Companies, in writing, of any fact of which any of them obtains knowledge and which, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed in or pursuant to this Agreement (it being understood that such advice shall not be deemed to modify the representations, warranties and covenants of the Selling Companies contained in this Agreement).

            6.8. BEST EFFORTS. Each of the Selling Companies shall use its best efforts to consummate the transactions contemplated by this Agreement as of the earliest practicable date. None of the Selling Companies shall take, or cause to be taken, or to the best of its ability permit to be taken, any action that would impair the prospect of completing the transactions contemplated by this Agreement.

            6.9. ACCESS TO EMPLOYEES. During the period from the date of this Agreement to the Closing Date, the Selling Companies shall permit the Buying Companies and their authorized representatives to have full access to the Selling Companies' employees set forth on Schedule 4.14A or otherwise listed on
Schedule 6.9 for the purpose of soliciting such employees to accept offers of employment from the Buyer upon the Effective Date and to sign standard SunGard Trust and Shareholder Systems Group Employee and Independent Contractor Agreements.


7.          CERTAIN OBLIGATIONS OF BUYING COMPANIES PENDING CLOSING

            7.1. CORPORATE STATUS. Between the date of this Agreement and the Closing Date:

                       7.1.1 Each of the Buying Companies shall maintain its corporate existence and good standing in the State of Delaware.

                       7.1.2 None of the Buying Companies shall enter into any Contract that commits it to take any action or omit to take any action that would be inconsistent with any of the provisions of this Section 7.1 or any other provisions of this Agreement.

            7.2. HART-SCOTT-RODINO-FILINGS. As soon as is practical after the date of this Agreement, (a) the Buying Companies shall make all filings under the Hart-Scott-Rodino Act that are required to be filed by them in connection with the transactions contemplated by this Agreement, and (b) the Buying Companies shall cooperate with the Selling Companies, in connection with the filings by the Selling Companies under the Hart-Scott-Rodino Act, including, but not limited to, providing all information reasonably requested by the Selling Companies and taking all actions reasonably requested by the Selling Companies to cause the early termination of all applicable waiting periods.

            7.3. CONSENTS. Between the date of this Agreement and the Closing Date, each of the Buying Companies shall in good faith cooperate with the Selling Companies in their efforts to obtain the Consents and to give the notices and make the filings, described in Schedule 4.2, if any, provided that neither SSS nor SunGard Data Systems Inc. ("SunGard") shall be required to guarantee to any Person any obligations of Buyer under any Contract assigned by any Seller to Buyer. Nothing in this Section shall affect the Guarantee given by SunGard to the Selling Companies.

            7.4. ADVICE OF CHANGES. Between the date of this Agreement and the Closing Date, each of the Buying Companies shall promptly advise Selling Companies, in writing, of any fact of which any of them obtains knowledge and which, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed in or pursuant to this Agreement (it being understood that such advice shall not be deemed to modify the representations, warranties and covenants of the Buying Companies contained in this Agreement).

            7.5. BEST EFFORTS. Each of the Buying Companies shall use its best efforts to consummate the transactions contemplated by this Agreement as of the earliest practicable date. None of the Buying Companies shall take, or cause to be taken, or to the best of its ability permit to be taken, any action that would impair the prospect of completing the transactions contemplated by this Agreement.

8.    CONDITIONS PRECEDENT TO THE SELLING COMPANIES' CLOSING OBLIGATIONS

            Each obligation of the Selling Companies to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Section 8, except to the extent that such satisfaction is waived by the Selling Companies in writing.

            8.1. REPRESENTATIONS OF THE BUYING COMPANIES. All representations, warranties and certifications made by any or all of the Buying Companies in this Agreement or pursuant hereto shall be true on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date.

            8.2. PERFORMANCE BY THE BUYING COMPANIES. All of the covenants, terms and conditions of this Agreement to be satisfied or performed by any or all of the Buying Companies on or before the Closing Date shall have been substantially satisfied or performed.

            8.3. ABSENCE OF PROCEEDINGS. No Proceeding shall have been instituted or threatened (excluding any Proceeding instituted by or on behalf of any of the Selling Companies), no Judgment shall have been issued, and no new Law shall have been enacted, on or before the Closing Date, that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of the transactions contemplated by this Agreement.

            8.4. HART-SCOTT-RODINO. All applicable waiting periods with respect to the transactions contemplated by this Agreement shall have expired under the Hart-Scott-Rodino Act, and neither the Federal Trade Commission nor the Antitrust Division of the Department of Justice shall have (a) required any party to divest itself of any assets in order to consummate such transactions, or (b) taken any actions to prohibit the consummation of such transactions.


9.          CONDITIONS PRECEDENT TO BUYING COMPANIES CLOSING OBLIGATIONS

            Each obligation of the Buying Companies to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Section 9, except to the extent that such satisfaction is waived by the Buying Companies in writing.

            9.1. REPRESENTATIONS OF THE SELLING COMPANIES. All representations, warranties and certifications made by any or all of the Selling Companies in this Agreement or pursuant hereto shall be true on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, and the Schedules to this Agreement shall be complete, accurate and current on and as of the Closing Date, with only such changes as are expressly permitted in and are consistent with the terms of this Agreement.

            9.2. PERFORMANCE BY THE SELLING COMPANIES. All of the covenants, terms and conditions of this Agreement to be satisfied or performed by any or all of the Selling Companies on or before the Closing Date shall have been satisfied or performed.

            9.3. ABSENCE OF PROCEEDINGS. No Proceeding shall have been instituted or threatened (excluding any Proceeding initiated by or on behalf of any of the Buying Companies or any of their affiliates), no Judgment shall have been issued, and no new Law shall have been enacted, on or before the Closing Date, that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of the transactions contemplated by this Agreement.

            9.4. SELLING COMPANIES ADVERSE CHANGES. Between the date of that Agreement and the Closing Date, there shall not have been (a) any material adverse change or material casualty loss affecting any of the Selling Companies, the Securities Products Business or Assets, the financial condition of any of the Selling Companies or the Securities Products Business or (b) any material adverse change in the financial performance of the Seller's Securities Products Business.

            9.5. HART-SCOTT-RODINO. All applicable waiting periods with respect to the transactions contemplated by this Agreement shall have expired under the HSR Act, and neither the Federal Trade Commission nor the Antitrust Division of the Department of Justice shall have (a) required any party to divest itself of any assets in order to consummate such transactions, or (b) taken any actions to prohibit the consummation of such transactions.

            9.6. CONSENTS. All Consents set forth on Schedule 4.2, if any, shall have been obtained.

10.         CLOSING

            10.1. CLOSING. Unless this Agreement is terminated as provided in
Section 14, the closing of the transactions contemplated by this Agreement (the "Closing") shall be held at 10:00 a.m. local time on September 30, 1996 or, if later, the fourth (4th) business day after the satisfaction of the conditions set forth in Section 8.4 and Section 9.5, or such other date and time as is mutually agreeable (the "Closing Date"), at Seller's offices in Columbus, Ohio or such other location as is mutually agreeable. If acceptable to Selling Companies and Buying Companies, Closing may be effected by facsimile transmission of executed closing documents identified in Section 10.2 and
Section 10.3, respectively, and payment of the Closing Payment (as defined in Section 3.1) in the manner set forth in Section 10.3.1, and by sending original copies of the closing documents by reputable overnight delivery service, postage or delivery charges prepaid, for delivery to the parties at their addresses stated on the first page of this Agreement on the first business day following the Closing Date. Except to the extent prohibited by Law, and regardless of the actual Closing Date, the Closing shall be considered to have been effective at the close of business on the Closing Date or such other effective date as is agreed upon by the Buying Companies and the Selling Companies in writing ("Effective Date").

            10.2. OBLIGATIONS OF SELLER AT CLOSING. At the Closing, the Selling Companies shall deliver to the Buyer the following:

            10.2.1 SPECIFIED ASSETS. Possession and control of the Securities Products Business, the Spalding Drive Facility (as defined in Section 4.11) in accordance with the terms of the Facilities and Services Agreement (as defined in Section 10.2.7), all of the Specified Assets and all of the leased Tangible Property used in the Securities Products Business, including, but not limited to, all applicable keys, access cards and other entry devices.

            10.2.2 DOCUMENTS OF TRANSFER. Such bills of sale, assignments, deeds, endorsements, affidavits, and other instruments and documents of sale, transfer, assignment and conveyance as Buyer may reasonably require, in order to lawfully and effectively sell, transfer, assign and convey to Buyer all right, title and interest in and to all of the Specified Assets, in each case in form acceptable to Sellers and Buyer, dated as of the Effective Date, and duly executed and, if necessary, acknowledged by the Sellers.

            10.2.3 CLOSING CERTIFICATE. A certificate ("Selling Companies Closing Certificate"), dated the Closing Date, in form and substance satisfactory to Buyer, signed by the President and Chief Financial Officer or Chief Accounting Officer of each of the Selling Companies, in which the Selling Companies, jointly and severally, represent and warrant to the Buying Companies that: (a) all representations, warranties and certifications made by any or all of the Selling Companies in this Agreement or pursuant hereto are true on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date; (b) the Schedules to this Agreement are complete and accurate on and as of the Closing Date, with only such changes as are expressly permitted in and are consistent with the terms of this Agreement (all of which changes shall be set forth in an attachment to Selling Companies Closing Certificate);
(c) all of the covenants, terms and conditions of this Agreement to be satisfied or performed by any or all of the Selling Companies on or before the Closing Date have been satisfied or performed; (d) as of the Closing Date, no Proceeding has been instituted or threatened, no Judgment has been issued, and no new Law has been enacted that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of the transactions contemplated by this Agreement; and (e) since the date of this Agreement, there has not been (i) any material adverse change or material casualty loss affecting any of the Selling Companies, the Securities Products Business or Assets, the financial condition of any of the Selling Companies or the Securities Products Business or (ii) any material adverse change in the financial performance of the Sellers' Securities Products Business.

                       10.2.4 INCUMBENCY CERTIFICATE. A certificate of the Secretary of each of the Selling Companies as to the incumbency and signatures of the officers of the Selling Companies executing this Agreement.

                       10.2.5 RESOLUTIONS. Copies of the resolutions duly adopted by the respective boards of directors and, if applicable, shareholders of each of the Selling Companies, authorizing the Selling Companies to enter into and perform this Agreement, certified by proper officers as in full force and effect on and as of the Closing Date.

                       10.2.6 GOOD STANDING. Good standing certificates for each of the Selling Companies from its jurisdiction of incorporation, and good standing certificates for each Seller from every foreign jurisdiction where each Seller is registered to do business, all dated no earlier than 15 days before the Closing Date.

                       10.2.7 FACILITIES AND SERVICES AGREEMENT. A Facilities and Services Agreement ("Facilities and Services Agreement") between Buyer and Selling Companies in form and substance mutually acceptable to Selling Companies and Buyer, providing for among other things, (a) the lease to Buyer of space currently occupied by the Securities Products Business at the Spalding Drive Facility for a period of up to 60 days following the Closing Date (with the right to terminate earlier, without penalty, upon 15 days notice), (b) the use of the telephone systems, telephone numbers (including customer service telephone numbers), computer network systems and other support services at the Spalding Drive Facility and (c) data processing services at the Selling Companies' Data Center located at the Jones Bridge Road Facility for a period of up to nine (9) months following the Closing Date (with the right to terminate earlier, without penalty, upon 15 days notice), dated as of the Effective Date and duly executed by Selling Companies. The rent, fees and charges for the space and services provided under the Facilities and Services Agreement shall be determined by the parties based on the Selling Companies' actual cost to provide such space and services without mark-up.

                       10.2.8 CONSENTS. The original signed copies of all Consents listed on Schedule 4.2.

                       10.2.9 DEBT PAYOFF. Proper documentary evidence of the full payment and satisfaction of all debt of Seller with respect to which there are any Encumbrances upon any of the Specified Assets; together with all documents reasonably requested by Buyer to remove all such Encumbrances on the Specified Assets, including, but not limited to, UCC-3 termination forms duly executed by the secured parties and mortgage satisfaction and release forms duly executed by the mortgagees, and UCC-3 termination forms duly executed by former secured parties for which UCC-1 financing statements remain of record, in each case in form acceptable for immediate filing with the appropriate state or local governmental office.

                       10.2.10 OTHER DOCUMENTS. All other agreements, certificates, instruments and documents reasonably requested by the Buying Companies in order to fully consummate the transactions contemplated by this Agreement and carry out the purposes and intent of this Agreement.

            10.3. OBLIGATIONS OF BUYING COMPANIES AT CLOSING. At the Closing, the Buying Companies shall deliver to the Selling Companies the following:

                       10.3.1 CLOSING PAYMENT. A wire transfer of immediately available United States federal funds or a bank certified, treasurer's or cashier's check in the amount of the Closing Payment (as defined in Section 3.1), in accordance with Sellers' proper instructions as to payment.

                       10.3.2 ASSUMPTION OF LIABILITIES. An assumption of the Specified Liabilities, in form acceptable to Buyer and Sellers, dated as of the Effective Date, and duly executed by Buyer.

                       10.3.3 CLOSING CERTIFICATE. A certificate ("Buying Companies Closing Certificate"), dated the Closing Date, in form and substance satisfactory to Sellers, signed by the President and Chief Financial Officer or Chief Accounting Officer of each of the Buying Companies, in which the Buying Companies, jointly and severally, represent and warrant to the Selling Companies that: (a) all representations, warranties and certifications made by any or all of the Buying Companies in this Agreement or pursuant hereto are true on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date; (b) all of the covenants, terms and conditions of this Agreement to be satisfied or performed by any or all of the Buying Companies on or before the Closing Date have been substantially satisfied or performed; and
(c) as of the Closing Date, no Proceeding has been instituted or threatened against any of the Buying Companies, no Judgment has been issued against any of the Buying Companies, and no new Law has been enacted that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of the transactions contemplated by this Agreement.

                       10.3.4 INCUMBENCY CERTIFICATE. A certificate of Secretary of each of the Buying Companies as to the incumbency and signatures of the officers of the Buying Companies executing this Agreement.

                       10.3.5 RESOLUTIONS. Copies of the resolutions duly adopted by the respective boards of directors of the Buying Companies, authorizing the Buying Companies to enter into and perform this Agreement, certified by proper officers as in full force and effect on and as of the Closing Date.

                       10.3.6 GOOD STANDING. Good standing certificates for each of the Buying Companies from its jurisdiction of incorporation, dated no earlier than 15 days before the Closing Date.

                       10.3.7 FACILITIES AND SERVICES AGREEMENT. The Facilities and Services Agreement (as defined in Section 10.2.7), dated as of the Effective Date and duly executed by the Buying Companies.

                       10.3.8 OTHER DOCUMENTS. All other agreements, certificates, instruments and documents reasonably requested by the Selling Companies in order to fully consummate the



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



transactions contemplated by this Agreement and carry out the purposes and intent of this Agreement.

11.         CERTAIN POST-CLOSING OBLIGATIONS

            11.1. TRANSITION AND COOPERATION. From and after the Closing Date,
(a) the Selling Companies shall fully cooperate to transfer to the Buyer the control and enjoyment of the Securities Products Business and the Specified Assets; (b) the Selling Companies shall not take any action, directly or indirectly, alone or together with others, which obstructs or impairs the smooth assumption by Buyer of the Securities Products Business and the Specified Assets; and (c) the Selling Companies shall promptly deliver to Buyer all correspondence, papers, documents and other items and materials received by any of the Selling Companies or found to be in the possession of any of the Selling Companies which pertain to the Securities Products Business or the Specified Assets.

            11.2. USE OF NAMES. Beginning immediately after the Closing Date, the Selling Companies shall cease all use of all product names used by Sellers in the Securities Products Business at any time on or before the Closing Date and included in the Specified Assets, except as may be necessary to perform their obligations hereunder. Upon Buyer's request, Selling Companies shall promptly sign all Consents and other documents that may be necessary to allow Buyer to use or appropriate the use of any name used by Selling Companies in the Securities Products Business at any time on or before the Closing Date. SunGard Group may use or refer to any of the names of the Selling Companies in sales, marketing or other publications to disclose from whom the Specified Assets were purchased.

            11.3. CONTRACT MATTERS. After the Closing, each Contract ("Transferred Contract") as to which (a) the Contract Rights of any Seller are included in the Specified Assets, and (b) Consent to the assignment thereof from any Seller to Buyer may be required under such Transferred Contract or applicable Law but was not obtained on or before the Closing Date, shall be handled in accordance with the following provisions:

                       11.3.1 CONSENT. The Selling Companies shall fully cooperate with Buyer in the Buyer's efforts to obtain Consent to the assignment of such Transferred Contract. If and when Consent to assignment of such Transferred Contract is obtained, such Transferred Contract shall no longer be subject to the provisions of this Section 11.3.

                       11.3.2 SUBCONTRACTING. Each Seller shall make available to Buyer all Contract Rights and other benefits of such Transferred Contract, on a subcontract or sublease basis or in some other appropriate manner to the fullest extent possible, and Buyer shall be considered an independent subcontractor or sublessee of such Seller, or an agent of such Seller, with respect to all matters concerning such Transferred Contract. Without limiting the foregoing, Buyer shall be considered such Seller's agent for purposes of (a) collecting all amounts that may be due from the other party or parties to such Transferred Contract; and (b) negotiating or otherwise handling all disputes and issues that may arise in connection with such Transferred Contract. Without Buyer's prior written consent, no Seller shall agree to any amendment, modification, extension, renewal, termination or other change in the terms of such Transferred Contract, nor shall any Seller exercise any Contract Right under such Transferred Contract.




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



                       11.3.3 BUYER'S INSTRUCTIONS. At Buyer's direction, each Seller shall (a) notify the other party or parties to such Transferred Contract that Buyer is such Seller's subcontractor, sublessee or agent with respect thereto and that all further payments, notices and other communications with respect thereto shall be directed to Buyer; (b) agree to such amendments, modifications, extensions, renewals, terminations or other changes in the terms of such Transferred Contract as Buyer determines, in its sole discretion, are advisable; and (c) exercise any Contract Right under such Transferred Contract at such time and in such manner as Buyer determines, in its sole discretion, to be advisable.

                       11.3.4 COLLATERAL ASSIGNMENT. Effective as of the Closing Date, each Seller hereby collaterally assigns to Buyer (except and only to the extent that such collateral assignment is expressly prohibited by the terms of such Transferred Contract), and grants to Buyer a security interest in, all of such Seller's contract rights under such Transferred Contract and all cash and non-cash proceeds thereof, as security for the prompt and timely satisfaction and performance of such Seller's obligations under this Section 11.3. Buyer shall have, and each Seller shall deliver to Buyer at the Closing, possession of the original executed copy of such Transferred Contract. Effective as of the Closing Date, each Seller hereby appoints Buyer as such Seller's attorney to take such actions, in such Seller's name and on its behalf, as such attorney determines, in its sole discretion, to be necessary or advisable to protect, perfect and continue perfected the security interest granted hereunder, including, but not limited to, the execution and filing of such financing statements and other instruments and documents as such attorney determines, in its sole discretion, to be necessary or advisable for such purposes.

            11.4. RETIREMENT AND GROUP INSURANCE PLANS. For as long as is required by Law or the applicable plan after the Closing Date, each Seller shall, and the other Selling Companies shall cause each Seller to, maintain Sellers' Group Insurance Plans and self-insured Employee Welfare Benefit Plans (as defined in ERISA) in effect, with proper funding, for the purpose of covering all claims of employees of the Securities Products Business ("Continuing Claims") (a) that were incurred but not paid before the Effective Date; (b) for hospitalizations that began before the Effective Date and continued after the Effective Date; and (c) by employees of Sellers that were not hired by Buyer. Selling Companies shall be responsible for any Obligations under Section 4980(B) of the Internal Revenue Code of 1986, as amended, and Sections 601-609 of ERISA with respect to Sellers' Group Insurance Plans (collectively, "COBRA Obligations"). Each Seller may terminate its health plans after expiration of all Continuing Claims and COBRA Obligations. Buyer shall have no responsibility for the Continuing Claims or COBRA Obligations, but Buyer shall be responsible for providing coverage, under the standard group insurance plans of Buyer, for all medical, dental, disability and related claims incurred after the Effective Date by employees of Sellers who are hired by Buyer.

            11.5. ACCESS TO ACCOUNTING INFORMATION. For a period of one (1) year after the Closing Date, the Selling Companies shall permit the Buying Companies and their authorized representatives to have full access to, and use of, Selling Companies' books and records, financial statements, opinions of independent public accountants, and accounting information, workpapers, notes and related materials, prepared, reviewed or compiled with respect to, or including, the Securities Products Business (whether in the possession of the Selling Companies or the Selling Companies' accountants) for the year ended December 31, 1995 and for the period from January 1, 1996 through and including the Effective Date, and any interim periods therein, for review, duplication, analysis and any other legal use, including but not limited to, the preparation of audited financial statements for the Securities Products Business for use in



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



connection with any public offering of securities pursuant to the Securities Act of 1933, as amended or any reports filed pursuant to the Securities Exchange Act of 1934, as amended or applicable state "blue sky" laws. Selling Companies shall instruct their accountants to cooperate with and assist Buying Companies and their authorized representatives to the extent reasonably requested by them. All confidential business information disclosed to the Buying Companies pursuant to this Section shall be treated as confidential information of the Selling Companies (excluding any information pertaining to the Securities Products Business and Assets which shall be considered the Buying Companies' confidential information) unless it is or later becomes publicly available through no fault of the Buying Companies or it was or later is rightfully developed or obtained by the Buying Companies from independent sources free from any duty of confidentiality. Such confidential information shall be held in confidence by the Buying Companies and shall not be used or disclosed by the Buying Companies for any purpose except as necessary to implement or perform this Agreement, or except as required by Law provided that the Selling Companies are given a reasonable opportunity to obtain a protective order.

            11.6. FURTHER ASSURANCES. At any time and from time to time after the Closing Date, at Buyer's request and expense, and without further consideration, the Selling Companies shall promptly execute and deliver all such further agreements, certificates, instruments and documents, and perform such further actions, as Buyer may reasonably request in order to fully consummate the transactions contemplated hereby and carry out the purposes and intent of this Agreement. Without limiting the generality of the foregoing, each Seller shall, and the other Selling Companies shall cause each Seller to, timely file all Tax returns and reports required to be filed with respect to the Securities Products Business and Assets and operations for all periods ending on or before the Closing Date.

            11.7. RECONCILIATIONS AND ALLOCATIONS. At and after the Closing, (a) all payments received by Selling Companies on account of Accounts Receivable in existence as of the Effective Date or arising after the Effective Date under any Specified Contracts or Non-Assigned Contracts, and all other payments received by Selling Companies which are properly allocable to the conduct of the Securities Products Business with respect to periods after the Effective Date, shall be held in trust for Buyer and shall be promptly paid to Buyer and (b) all sales tax payments from customers received by Buyer which are properly allocable to the conduct of the Securities Products Business with respect to periods before the Effective Date shall be held in trust for Sellers and shall be promptly paid to Sellers. At Closing, and on a monthly basis thereafter for a period of six (6) months and thereafter on a quarterly basis for the next six
(6) month period, Selling Parties and Buyer shall report to each other and reconcile the amounts of such payments, and the reconciled net amount shall be paid by Buyer to Selling Parties, or by Selling Parties to Buyer, as the case may be. After such one year period, neither party shall be required to report or account to the other for any such payments but shall continue to be responsible for remitting payments in accordance with this Section.

            11.8. NONSOLICITATION. During the period beginning on the date of this Agreement and ending on the earlier of (i) the termination of this Agreement pursuant to Section 14 or (ii) twelve (12) months after the Effective Date, neither Buyer nor any of its affiliates will actively solicit any of the Selling Companies employees (except those individuals listed on Schedule 4.14A or Schedule 6.9) to become its employee.






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



12.         RESTRICTIVE COVENANTS OF THE SELLING COMPANIES

            12.1. CERTAIN ACKNOWLEDGEMENTS. Each of the Selling Companies expressly acknowledges that:

                       12.1.1 ISS BUSINESS. The securities recordkeeping (for issuers or transfer agents on behalf of issuers) and transfer agent systems businesses (collectively, "SunGard's Business") conducted by certain subsidiaries of SunGard which now or in the future conduct any securities recordkeeping and transfer agent systems businesses (SunGard, Buying Companies and all such existing and future subsidiaries of SunGard, including the Securities Products Business (after Closing), are referred to as the "SunGard Group") involve the provision of data processing and related services using proprietary software systems, and the licensing, maintaining, enhancing and developing of proprietary software systems, which proprietary software systems are used for securities recordkeeping (for issuers or transfer agents on behalf of issuers), transfer agent systems, and other management and support functions for the securities recordkeeping (for issuers or transfer agents on behalf of issuers) and transfer agent systems businesses.

                       12.1.2 COMPETITIVE NATURE OF BUSINESS. SunGard's Business is highly competitive, is marketed throughout the United States, throughout Europe and in many other locations worldwide, and requires long sales "lead times" often exceeding one year. The SunGard Group expends substantial time and money, on an ongoing basis, to train its employees, maintain and expand its customer base, and improve and develop its software and services. 12.1.3 ACCESS TO INFORMATION. During the period that Selling Companies owned the Securities Products Business, Selling Companies have had access to proprietary and confidential property, knowledge and information of the Securities Products Business which, after Closing, shall be proprietary and confidential property, knowledge and information of the SunGard Group; such property, knowledge and information must be kept in strict confidence to protect SunGard's Business and maintain the SunGard Group's competitive positions in the marketplace; and such property, knowledge and information would be useful to competitors of the SunGard Group for indefinite periods of time.

                       12.1.4 BASIS FOR COVENANTS. The covenants of Sections
12.2 and 12.3 (the "Covenants") are a material part of this Agreement and are an integral part of the obligations of the Selling Companies hereunder; the Covenants are supported by good and adequate consideration; and the Covenants are reasonable and necessary to protect the legitimate business interests of the SunGard Group.

            12.2. NONDISCLOSURE COVENANTS. At all times after the date of this Agreement, for an indefinite period of time, except with SunGard's prior written consent, none of the Selling Companies shall, directly or indirectly, in any capacity:

                       12.2.1 GENERAL RESTRICTIONS. Communicate, publish or otherwise disclose to any Person, or use for the benefit of any Person, any confidential or proprietary property, knowledge or information of the SunGard Group or concerning any of its business, software, assets or financial condition, no matter when or how such knowledge or information was obtained, including without limitation (a) any information concerning the Specified Assets or the conduct and details of the Securities Products Business; (b) the identity of customers and



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



prospects, their specific requirements, and the names, addresses and telephone numbers of individual contacts at customers and prospects; (c) prices, renewal dates and other detailed terms of customer and supplier Contracts and proposals;
(d) pricing policies, marketing and sales strategies, methods of delivering Software and services, and Software and service development projects and strategies; (e) source code, object code, user manuals, technical manuals and other documentation for Software products; (f) screen designs, report designs and other designs, concepts and visual expressions for Software products; (g) employment and payroll records; (h) forecasts, budgets and other nonpublic financial information; and (i) expansion plans, management policies, methods of operation, and other business strategies and policies.

                       12.2.2 SOFTWARE RESTRICTIONS. Disclose, use or refer to any proprietary software or other confidential or proprietary property, knowledge or information of the SunGard Group, no matter when or how acquired, for any purpose not in furtherance of the business and interests of the SunGard Group, including without limitation the purposes of designing, developing, marketing and/or selling any Software that is similar to, visually or functionally, or competitive with any proprietary Software of the SunGard Group.

            12.3. NONCOMPETITION COVENANTS. During the period beginning on the date of this Agreement and ending on the fifth (5) anniversary of the Closing Date, except with SunGard's prior written consent, none of the Selling Companies shall, directly or indirectly, in any capacity, at any location worldwide:

                       12.3.1 SOLICITATION RESTRICTIONS. Communicate with or solicit any Person who is or during such period becomes a customer, prospect, supplier, employee, salesman, agent or representative of, or a consultant to, the SunGard Group, in any manner which interferes with such Person's relationship with the SunGard Group, or in an effort to obtain any such Person as a customer, employee, salesman, agent or representative of, or a consultant to, any other Person that conducts a business competitive with or similar to all or any part of SunGard's Business; provided, however, that Selling Companies may contact customers and prospects of the Securities Products Business to solicit business other than business competitive with or similar to all or any part of SunGard's Business.

                       12.3.2 SOFTWARE RESTRICTIONS. Market or sell, in any manner, other than in furtherance of the business and interests of the SunGard Group, any Software that is similar to, visually or functionally, or competitive with the Software set forth on Schedule 4.12.

                       12.3.3 COMPETING BUSINESS RESTRICTIONS. Establish, own, manage, operate, finance or control, or participate in the establishment, ownership, management, operation, financing or control of, or be a director, officer, employee, salesman, agent or representative of, or be a consultant to, any Person that conducts a business competitive with or similar to all or any part of SunGard's Business.

            12.4. CERTAIN EXCLUSIONS. Confidential and proprietary property, knowledge and information of the SunGard Group shall not include any information that is now known by or readily available to the general public, nor shall it include any information that in the future becomes known by or readily available to the general public other than as a result of any breach of the Covenants of this Agreement. The ownership by any of the Selling Companies of not more than five percent (5%) of the outstanding securities of any public company shall not, by itself,



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



constitute a breach of the Covenants of Section 12.3, even if such public company competes with the SunGard Group. The provisions of Sections 12.3 shall not apply to the marketing and and sale by the Selling Companies of the Foreign System (a) on an integrated basis and not a stand-alone basis to any stock market located outside the United States during the period beginning on the date of this Agreement and ending on the fourth (4) anniversary of the Closing Date or (b) after four years after the Closing Date.

            12.5. ENFORCEMENT OF COVENANTS. Each of the Selling Companies expressly acknowledges that it would be extremely difficult to measure the damages that might result from any breach of the Covenants, and that any breach of the Covenants will result in irreparable injury to the SunGard Group for which money damages could not adequately compensate. If a breach of the Covenants occurs, then the SunGard Group shall be entitled, in addition to all other rights and remedies that it may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining the Selling Companies and all other Persons involved therein from continuing such breach. The existence of any claim or cause of action that any of the Selling Companies or any such other Person may have against any member of the SunGard Group shall not constitute a defense or bar to the enforcement of any of the Covenants. If the SunGard Group must resort to litigation to enforce any of the Covenants that has a fixed term, then such term shall be extended for a period of time equal to the period during which a breach of such Covenant was occurring, beginning on the date of a final court order (without further right of appeal) holding that such a breach occurred or, if later, the last day of the original fixed term of such Covenant.

            12.6. SCOPE OF COVENANTS. If any Covenant, or any part thereof, or the application thereof, is construed to be invalid, illegal or unenforceable, then the other Covenants, or the other portions of such Covenant, or the application thereof, shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or other factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form.

13.         INDEMNIFICATION

            13.1. SELLING COMPANIES INDEMNIFICATION. From and after the Closing Date, the Selling Companies, jointly and severally, shall indemnify and hold harmless the SunGard Group, and their respective successors and assigns, and their respective directors, officers, employees, agents and representatives, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs and expenses, including without limitation reasonable attorney's fees and court costs, arising out of or caused by, directly or indirectly, any of all of the following:

                       13.1.1 MISREPRESENTATION. Any misrepresentation, breach or failure of any warranty or representation made by any of the Selling Companies in or pursuant to this Agreement.

                       13.1.2 NONPERFORMANCE. Any failure or refusal by any of the Selling Companies to satisfy or perform any covenant, term or condition of this Agreement required to be satisfied or performed by any or all of them.




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



                       13.1.3 NON-ASSUMED OBLIGATIONS. Any Obligation (as defined in Section 1.17) of any of the Selling Companies (other than those expressly included in the Specified Liabilities) including, but not limited to,
(a) any of the types of Obligations specifically excluded from the Specified Liabilities under Section ; (b) any such Obligation that may be imposed upon the Buying Companies as a result of the failure by any of the Selling Companies to comply with any bulk sales, bulk transfer, fraudulent conveyance or similar Law of any jurisdiction that may be applicable to some or all of the transactions contemplated by this Agreement; and (c) any such Obligation that may be imposed upon any of the Buying Companies or their affiliates as a result of any Law under which any of the Buying Companies or their affiliates may have successor liability for any Tax or other Obligations of any of the Selling Companies (collectively, the "Non-Assumed Obligations").

                       13.1.4 UNASSERTED CLAIMS. Any action, suit or claim arising out of, caused by or based upon any act or omission of any of the Selling Companies or any of their respective shareholders, partners, directors, executives, officers, employees, agents or representatives at any time before the Closing, except actions, suits or claims which are disclosed in the Schedules to this Agreement.

                       13.1.5 PROCEEDINGS BY EMPLOYEES. Any Proceeding against Buyer by or on behalf of any employee of any Seller who is not hired by Buyer except to the extent such Proceeding is based upon the alleged wrongful action of the Buying Companies.

            13.2. BUYING COMPANIES' INDEMNIFICATION. From and after the Closing Date, the Buying Companies jointly and severally, shall indemnify and hold harmless the Selling Companies and their respective successors and assigns, and their respective directors, officers, employees, agents and representatives, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs and expenses, including without limitation reasonable attorney's fees and court costs, arising out of or caused by, directly or indirectly, any of the following:

                       13.2.1 MISREPRESENTATION. Any misrepresentation, breach or failure of any warranty or representation made by any of the Buying Companies in or pursuant to this Agreement.

                       13.2.2 NONPERFORMANCE. Any failure or refusal by any of the Buying Companies to satisfy or perform any covenant, term or condition of this Agreement required to be satisfied or performed by either or both of them.

            13.3. INDEMNIFICATION PROCEDURES. With respect to each event, occurrence or matter ("Indemnification Matter") as to which any member of the SunGard Group or any of the Selling Companies (in either case, referred to collectively as, the "Indemnitee") is entitled to indemnification from the other (referred to collectively as, the "Indemnitor") under this Section 13:

                       13.3.1 NOTICE. Within ten (10) days after the Indemnitee receives written documents underlying the Indemnification Matter or, if the Indemnification Matter does not involve a third-party action, suit, claim or demand, promptly after the Indemnitee first has actual knowledge of the Indemnification Matter, the Indemnitee shall give notice to the Indemnitor of the nature of the Indemnification Matter and the amount demanded or claimed in connection therewith ("Indemnification Notice"), together with copies of any such written documents.



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




                       13.3.2 DEFENSE. If a third-party action, suit, claim or demand is involved, then, upon receipt of the Indemnification Notice, the Indemnitor shall, at its expense and through counsel of its choice, promptly assume and have sole control over the litigation, defense or settlement (the "Defense") of the Indemnification Matter, except that (a) the Indemnitee may, at its option and expense and through counsel of its choice, participate in (but not control) the Defense; (b) if the Indemnitee reasonably believes that the handling of the Defense by the Indemnitor may have a material adverse affect on the Indemnitee, its business or financial condition, or its relationship with any customer, prospect, supplier, employee, salesman, consultant, agent or representative, then the Indemnitee may, at its option and expense and through counsel of its choice, assume control of the Defense, provided that the Indemnitor shall be entitled to participate in the Defense at its expense and through counsel of its choice; (c) the Indemnitor shall not consent to any Judgment, or agree to any settlement, without the Indemnitee's prior written consent; and (d) if the Indemnitor does not promptly assume control over the Defense or, after doing so, does not continue to prosecute the Defense in good faith, the Indemnitee may, at its option and through counsel of its choice, but at the Indemnitor's expense, assume control over the Defense. In any event, the Indemnitor and the Indemnitee shall fully cooperate with each other in connection with the Defense, including without limitation by furnishing all available documentary or other evidence as is reasonably requested by the other.

                       13.3.3 PAYMENTS. All amounts owed by the Indemnitor to the Indemnitee (if any) shall be paid in full within fifteen (15) business days after a final Judgment (without further right of appeal) determining the amount owed is rendered, or after a final settlement or agreement as to the amount owed is executed.

            13.4. LIMITS ON INDEMNIFICATION.  Indemnitor's liability under this
Section 13 shall be limited as follows:

                       13.4.1 THRESHOLD. No amount shall be payable by the Indemnitor under this Section unless and until the aggregate amount otherwise payable by the Indemnitor under this Section exceeds One Hundred Thousand Dollars ($100,000), in which event the Indemnitor shall pay such excess amount and all future amounts payable by the Indemnitor under this Section 13.

                       13.4.2 CEILING. The Indemnitor's total liability under this Section shall not exceed the total Purchase Price (as defined in Section 3.1).

                       13.4.3 TIME PERIODS. The Indemnitor shall have no liability with respect to any Indemnification Matter unless the Indemnitee gives an Indemnification Notice with respect thereto within eighteen (18) months after the Closing Date.

            13.5. EXCEPTIONS. None of the foregoing limitations in Section 13.4 shall apply in the case of any Indemnification Matter involving (i) recklessness, intentional misrepresentation, fraud or criminal matters; (ii) title to or infringement caused by any Software product, or component thereof, which, at any time before Closing was marketed, licensed, owned or claimed to have been owned by any Seller, including without limitation, the Software set forth on Schedule 4.12; (iii) Taxes; (iv) covenants, agreements or Obligations to be performed after Closing including, without limitation, the covenants, agreements and Obligations set forth in Section 11, Section 12 and Section 13 and (v) the Non-Assumed Obligations. In addition, none



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



of the foregoing limitations shall apply in the case of any Indemnification Matter as to which any of the Selling Companies is the Indemnitor if, and only to the extent that, any of the Selling Companies is entitled to coverage under any Insurance Policy maintained by or for the benefit of any of the Selling Companies.

            13.6. SETOFF AND HOLDBACK. In addition to all other rights and remedies that the Indemnitee may have, the Indemnitee shall have the right to setoff, against any amounts due to the Indemnitor, whether due under this Agreement, any of the other Contracts contemplated by this Agreement or otherwise, any sums for which the Indemnitee is entitled to indemnification under this Section 13. The Indemnitee's rights to indemnification under this
Section 13 shall not be in any manner limited by or to this right of setoff. If any Indemnification Matters are pending at a time when the Indemnitee is required to pay any amount due to the Indemnitor, then the Indemnitee shall have the right, upon notice to the Indemnitor, to withhold from such payment, until final determination of such pending Indemnification Matters, the total amount for which the Indemnitor may become liable as a result thereof, as determined by the Indemnitee reasonably and in good faith.


14.  TERMINATION

            14.1. TERMINATION BY MUTUAL CONSENT. At any time before the Closing, this Agreement may be terminated by the mutual written consents of Buying Companies and Selling Companies, authorized by their respective boards of directors.

            14.2. TERMINATION ON DEFAULT. As used herein, "Default" means, with respect to the Selling Companies on the one hand, or with respect to the Buying Companies on the other hand, that any of the representations and warranties made by such party in or pursuant to this Agreement is or becomes false or misleading in any material respect, or any provision of this Agreement to be satisfied or performed by such party is not substantially satisfied or performed in a timely manner, in either case for reasons within the reasonable control of such party. If a Default occurs and is not cured within ten days after notice is given by the non-Defaulting party to the Defaulting party specifying the nature of the Default (or on or before the Closing Date if sooner), then the non-Defaulting party may terminate this Agreement immediately upon notice to the Defaulting party.

            14.3. TERMINATION AFTER NOVEMBER 30, 1996. By written notice from Buyer to Selling Companies or from Selling Companies to Buyer if it becomes certain (for all practical purposes) that any of the conditions to the closing obligations of the party giving such notice cannot be satisfied on or before November 30, 1996, for a reason other than such party's default, and such party is not willing to waive the satisfaction of such condition.

15.  OTHER PROVISIONS

            15.1. CONFIDENTIALITY. During the period from the date of this Agreement to the Closing Date, (a) each of the parties shall maintain the confidentiality of all information normally maintained as confidential and exchanged among them in connection with this Agreement, in the same manner that the recipient of the information maintains the confidentiality of its own confidential information, and (b) none of the parties will discuss the existence or nature of this Agreement or the transaction contemplated hereby with any of Seller's customers, prospects, suppliers, employees, contractors, salesmen, agents or representatives, except in the manner reasonably determined by Buyer and Sellers. If this Agreement is terminated in accordance with Section 14 then each party shall promptly return all confidential information and materials of the other parties, and the provisions of the foregoing sentence shall survive such termination indefinitely. The Selling Companies and the Buying Companies each acknowledge that any breach of this Section 15.1 may cause irreparable injury to the others for which money damages could not adequately compensate. If there is such a breach, the aggrieved parties shall be entitled, in addition to all other rights and remedies they may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining the breaching parties from continuing such breach. The existence of any claim or cause of action which any of the breaching parties may have against any of the aggrieved parties shall not constitute a defense or bar to the enforcement of this Section 15.1.

            15.2. FEES AND EXPENSES. The Buying Companies shall pay all of the fees and expenses incurred by them, and the Selling Companies shall pay all of the fees and expenses incurred by them, in negotiating and preparing this Agreement (and all other Contracts executed in connection herewith or therewith) and in consummating the transactions contemplated by this Agreement.

            15.3. NOTICE. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) three business days after being mailed by first class certified mail, return receipt requested, postage prepaid, or (c) one business day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, to the parties at their respective addresses stated on the first page of this Agreement. Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Notice to any of the Selling Companies at the address specified on page one of this Agreement shall suffice as notice to all of the Selling Companies, provided that a copy thereof is simultaneously sent to Porter, Wright, Morris & Arthur, 41 South High Street, Columbus, Ohio 43215, attention: Curtis Loveland, Esquire. Notice to Buyer's ultimate parent, SunGard Data Systems Inc., addressed to the attention of the General Counsel at 1285 Drummers Lane, Wayne, PA 19087, shall suffice as notice to all of the Buying Companies. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section , except that any such change of address notice shall not be effective unless and until received.

            15.4. SURVIVAL OF REPRESENTATIONS. All representations and warranties made in this Agreement or pursuant hereto shall survive the date of this Agreement, the Effective Date, the Closing Date and the consummation of the transactions contemplated by this Agreement for a period of eighteen (18) months after the Closing Date (except as provided in Section 13.5).

            15.5. INTERPRETATION OF REPRESENTATIONS. Each representation and warranty made in this Agreement or pursuant hereto is independent of all other representations and warranties made by the same parties, whether or not covering related or similar matters, and must be independently and separately satisfied. Exceptions or qualifications to any such representation or warranty shall not be construed as exceptions or qualifications to any other representation or warranty.

            15.6. RELIANCE BY BUYING COMPANIES. Notwithstanding the right of the Buying Companies to investigate the Securities Products Business and Assets and financial condition of the Selling Companies, and notwithstanding any knowledge determined or determinable by the Buying Companies as a result of such investigation, the Buying Companies have the unqualified right to rely upon, and have relied upon, each of the representations and warranties made by the Selling Companies in this Agreement or pursuant hereto.

            15.7. ENTIRE UNDERSTANDING. This Agreement, together with the Exhibits and Schedules hereto, states the entire understanding among the parties with respect to the subject matter hereof, and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof, including without limitation all confidentiality letter agreements and letters of intent previously entered into among some or all of the parties hereto. No amendment or modification of this Agreement shall be effective unless in writing and signed by the party against whom enforcement is sought.

            15.8. PUBLICITY. All voluntary public announcements concerning the transactions contemplated by this Agreement shall be mutually acceptable to both Buyer and Sellers. Unless required by Law, the parties shall not make any public announcement or issue any press release concerning the transactions contemplated by this Agreement without the prior written consent of the other parties. With respect to any announcement that any of the parties is required by Law or stock exchange or The Nasdaq Stock Market regulation to issue, such party shall, to the extent possible under the circumstances, review the necessity for and the contents of the announcement with the other parties before issuing the announcement.

            15.9. PARTIES IN INTEREST. None of the parties may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other parties. This Agreement shall bind, benefit, and be enforceable by and against the parties hereto, and their respective successors and consented-to assigns.

            15.10. WAIVERS. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

            15.11. SEVERABILITY. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

            15.12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

            15.13. SECTION HEADINGS. The section and subsection headings in this Agreement are used solely for convenience of reference, do not constitute a part of this Agreement, and shall not affect its interpretation.

            15.14. REFERENCES. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits. Unless a particular context clearly requires otherwise, the words "hereof" and "hereunder" and similar references refer to this Agreement in its entirety and not to any specific section or subsection of this Agreement.

            15.15. CONTROLLING LAW. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

            15.16. JURISDICTION AND PROCESS. In any action between or among any of the parties, whether arising out of this Agreement or otherwise: (a) in any action brought by any of the Selling Companies against any of the Buying Companies, the Selling Companies shall bring such suit only in the federal and state courts located in the Commonwealth of Pennsylvania and each of the Buying Companies irrevocably consents to the jurisdiction and venue of the federal and state courts located in the Commonwealth of Pennsylvania; (b) in any action brought by any of the Buying Companies against any of the Selling Companies, the Buying Companies shall bring such suit only in the federal and state courts located in the State of Ohio and each of the Selling Companies irrevocably consents to the jurisdiction and venue of the federal and state courts located in the State of Ohio; (c) if any such action is commenced in a state court located in the State of Ohio (as provided in clause (b)) or the Commonwealth of Pennsylvania (as provided in clause (a)), then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the same state in which such action was commenced; (d) each of the parties irrevocably waives the right to trial by jury; (e) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 15.3; and (f) the prevailing parties shall be entitled to recover their reasonable attorney's fees (including, if applicable, charges for in-house counsel) and court costs from the other parties.

            15.17. NO THIRD-PARTY BENEFICIARIES. No provision of this Agreement is intended to or shall be construed to grant or confer any right to enforce this Agreement, or any remedy for breach of this Agreement, to or upon any Person other than the parties hereto, including, but not limited to, any customer, prospect, supplier, employee, contractor, salesman, agent or representative of Sellers.

             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

EACH PARTY HAS CAUSED THIS AGREEMENT TO BE EXECUTED ON ITS BEHALF BY A DULY AUTHORIZED OFFICER, AS OF THE DATE FIRST STATED ABOVE.


SELLING COMPANIES

CHECKFREE:                                      HOLDINGS:
CHECKFREE CORPORATION                           SERVANTIS SYSTEMS HOLDINGS, INC.


By: /s/ Mark A. Johnson                          By: /s/ Mark A. Johnson
   --------------------------------                ---------------------------------
    Title: Executive Vice President                  Title: Executive Vice President
          -------------------------                         ------------------------
Date: August 21, 1996                           Date:  August 21, 1996
   --------------------------------                  -------------------------------

SYSTEMS:                                        SERVICES:
SERVANTIS SYSTEMS, INC.                         SERVANTIS SERVICES, INC.


By: /s/ Mark A. Johnson                          By: /s/ Mark A. Johnson
   --------------------------------                ---------------------------------
    Title: Executive Vice President                  Title: Executive Vice President
          -------------------------                        -------------------------
Date:  August 21, 1996                          Date:  August 21, 1996
     ------------------------------                  -------------------------------



BUYING COMPANIES

SSS:                                            BUYER:
SUNGARD SHAREHOLDER SYSTEMS INC.                SUNGARD SSI INC.


By: /s/ James Petraglia                          By: /s/ Andrew P. Bronstein
   --------------------------------                ---------------------------------
    Title: Sr. Vice President                        Title: Vice President
          -------------------------                         ------------------------
Date: August 21, 1996                           Date:  August 21, 1996
   --------------------------------                  -------------------------------